UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR
12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
Tate Capital Company
(Exact name of registrant as specified in its charter)
Delaware	88-6117755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
111 W. 33rd St. Suite 1910 New York, NY	10120
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 782-3842 with copies to:
Richard Horowitz
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
(212) 698-3500
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares of Beneficial Interest, par value $0.01 per share
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE
Tate Capital Company is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community and to comply with applicable requirements for possible future quotations or listing of its securities on a national securities exchange or other public trading market.
Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:
•	the terms, “we,” “us,” “our” and the “Company” refer to Tate Capital Company;
•	“Tate Capital Holdings” refers to Tate Capital Holdings LLC;
•	“Advisor” refers to Tate Capital Holdings; and
•	“Kennedy Lewis Management” refers to Kennedy Lewis Management LP (and together with Tate Capital Holdings and its affiliates, “Kennedy Lewis”).
The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business – JOBS Act.”
Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.
Investing in our common shares of beneficial interest (the “Common Shares”) may be considered speculative and involves a high degree of risk, including the following:
•	An investment in our Common Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.
•	You should not expect to be able to sell your Common Shares regardless of how we perform.
•	If you are unable to sell your Common Shares, you will be unable to reduce your exposure on any market downturn.
•
Our Common Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Common Shares. The purchase of our Common Shares is intended to be a long-term investment. We do not intend to list our Common Shares on a national securities exchange.

•
Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic and Russia’s large-scale invasion of Ukraine; risks associated with possible disruption due to terrorism in our operations or the economy generally; and future changes in laws or regulations and conditions in our operating areas.
We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Item 1.	Business.
The Company
Tate Capital Company, a Delaware statutory trust (the “Company”), has been established to invest primarily in debt or other debt-like securities across the capital structure of middle market companies located in the United States and, selectively, in other North American countries and in Europe, with the ability to consider investments focused on other geographic markets. We generally define middle market companies as those having enterprise values between $300 million and $3 billion. The Company’s investment objectives are to maximize the total return to its holders of Common Shares (each a “shareholder”) in the form of current income and capital appreciation. The Company will employ a strategy to provide capital to middle market companies, with a focus on direct originations in private, first lien, senior secured, performing credits. The Company expects to generate returns primarily from interest income and fees from senior secured loans, with some capital appreciation through nominal equity co-investments.
The Company is externally managed by Tate Capital Holdings LLC (“Tate Capital Holdings,” in such capacity, the “Advisor”), a Delaware limited liability company that is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Kennedy Lewis Management LP (“Kennedy Lewis Management,” and together with Tate Capital Holdings and its affiliates, “Kennedy Lewis”) is registered with the SEC as an investment adviser under the Advisers Act. Tate Capital Holdings has entered into a resource sharing agreement (“Resource Sharing Agreement”) with Kennedy Lewis Management, pursuant to which Kennedy Lewis Management makes certain personnel and resources available to Tate Capital Holdings to provide certain investment advisory services to the Company. Kennedy Lewis Management also serves as the Company’s administrator (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator may retain a sub-administrator to perform any or all of its obligations under the Administration Agreement.
The Company is a Delaware statutory trust structured as an externally managed, diversified closed-end management investment company. The Company will elect to be treated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Subject to the supervision of the Company’s Board of Trustees (the “Board”), a majority of which constitutes trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”), the Advisor manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. Trustees who are “interested persons” as defined in Section 2(a)(19) of the 1940 Act are referred to herein as “Interested Trustees.”
The Investment Team and Kennedy Lewis
Kennedy Lewis is an established credit manager with offices in New York and Miami. Kennedy Lewis was founded in 2017 by David Kennedy Chene and Darren Lewis Richman. Prior to founding Kennedy Lewis, Mr. Chene was a Managing Director with CarVal Investors and Mr. Richman was a Senior Managing Director with Blackstone. Together, Messrs. Chene and Richman have nearly 50 years of combined investment management experience across various economic cycles, asset classes, industries and geographies. Messrs. Chene and Richman’s complementary skillsets and prior experience working together at DiMaio Ahmad Capital help to ensure their harmonious relationship and provide the foundation for Kennedy Lewis’s collegial culture.
Doug Logigian, the President of Kennedy Lewis, is a Co-Managing Partner alongside Messrs. Chene and Richman (collectively the “Co-Managing Partners”). Mr. Logigian is responsible for overseeing the Advisor’s investment and origination processes. Prior to joining Kennedy Lewis, Mr. Logigian was a Senior Managing Director with Blackstone where he worked directly with Mr. Richman for a decade.
James Didden, as President of the Advisor, is responsible for overseeing its operations. Mr. Didden was an original Partner of GSO Capital Partners and was involved in the formation of GSO’s private lending business. He subsequently became a Senior Managing Director at Blackstone upon its acquisition of GSO in 2008. At Blackstone, Mr. Didden worked directly with Messrs. Richman and Logigian as well as other members of the Investment Team (defined below).

The Co-Managing Partners and Mr. Didden are joined by a dynamic and seasoned senior investment team comprised of four Partners and five Managing Directors who have institutional pedigrees, substantial sector and credit investing expertise, and experience working together both at Kennedy Lewis and prior to Kennedy Lewis’ formation. This senior investment team is supported by twenty-two additional investment professionals (collectively with the Co-Managing Partners and the senior investment team, the “Investment Team”) as well as twenty-four business management and business development professionals. The Investment Team shares a disciplined approach to sourcing, executing upon, and monetizing idiosyncratic special situations investments.
Kennedy Lewis believes the Company will benefit from the firm’s Collateralized Loan Obligation (“CLO”) business, which targets par loans with attractive risk-return profiles. Access to the capabilities, industry insights, and credit coverage of Kennedy Lewis’ CLO professionals is expected to enhance the Company’s investment strategy as well as further strengthen and differentiate the Investment Team’s sourcing through additional access to the bank loan market.
Biographies of the Investment Team
David Kennedy Chene – Co-Founder, Co-Portfolio Manager & Co-Managing Partner of Kennedy Lewis Management LP
David Chene co-founded Kennedy Lewis with Darren Richman in 2017. Mr. Chene is a Co-Portfolio Manager and a Co-Managing Partner of Kennedy Lewis Management LP, and he Co-Chairs the Advisor’s Investment Committee and Kennedy Lewis’ Executive Committee. Mr. Chene was formerly a Managing Director with CarVal Investors, responsible for managing the US Corporate Securities business based in Minneapolis, from 2012 to 2016. Prior to his role in the US, he was Co-Head of CarVal’s European Corporate Securities business based in London. In both roles, he focused on special situations and distressed investments, including the firm’s global liquidations exposures and European financial investments. Before joining CarVal, Mr. Chene worked at Credit Suisse in London, running the firm’s European Distressed business, and was responsible for risk management across the firm’s European Leveraged Finance trading activities, from 2010 to 2012. Prior to Credit Suisse, Mr. Chene was a Senior Distressed Trader for Morgan Stanley in London, from 2009 to 2010. Prior to Morgan Stanley, Mr. Chene was a Research Analyst at DiMaio Ahmad Capital from 2003 to 2009, first in New York and then later as Head of the Firm’s Asian Platform, based in Singapore. Mr. Chene began his career at CIBC World Markets as a Research Analyst in its Leveraged Finance Investment Banking Division in New York, from 2001 to 2003.
Mr. Chene is on the Board of Sanctuary Wealth. Mr. Chene actively supports charitable causes such as Ironman Foundation, Seeds of Peace, TreeHouse, Urban Ventures, WATCH, and Women for Women International. He is an Eagle Scout and an 8-time full distance Ironman finisher, including 2-times at the Ironman World Championships in Kona, Hawaii.
He received a BA in Business Economics and Accounting from the University of California at Los Angeles in 2001.
Darren Lewis Richman – Co-Founder, Co-Portfolio Manager & Co-Managing Partner of Kennedy Lewis Management LP
Darren Richman co-founded Kennedy Lewis with David Chene in 2017. Mr. Richman is a Co-Portfolio Manager and a Co-Managing Partner of Kennedy Lewis Management LP, and he Co-Chairs the Advisor’s Investment Committee and Kennedy Lewis’ Executive Committee. Mr. Richman was formerly a Senior Managing Director with Blackstone from 2006 to 2016. He focused on special situations and distressed investments, and he sat on the Investment Committee for many of GSO’s special situation-oriented funds. Before joining GSO Capital Partners, Mr. Richman worked at DiMaio Ahmad Capital, where he was a Founding Member and the Co-Head of its Investment Research Team, from 2003 to 2006. Prior to joining DiMaio Ahmad, Mr. Richman was a Vice President and Senior Special Situations Analyst at Goldman Sachs, from 1999 to 2003. Mr. Richman began his career with Deloitte & Touche, ultimately serving as a Manager in the Firm’s Mergers & Acquisitions Services Group, from 1994 to 1999.
Mr. Richman is on the Boards of Eastman Kodak and Outward Bound USA, and the Executive Board of New York University’s Stern School of Business. He previously sat on the Board of Sorenson Communications, Seneca Mortgage and Warrior Coal. He is a member of the Economic Club of New York and formerly served on its strategic planning committee.
Mr. Richman received a BS/BA degrees in Accounting from the University of Hartford in 1993, and an MBA from NYU’s Stern School of Business in 2000. He was formerly a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants.

Doug Logigian – Co-Managing Partner & President of Kennedy Lewis
See “Item 5 – Directors and Executive Officers – Trustees Biography – Interested Trustees” for Mr. Logigian’s biography.
J. Richard “Dik” Blewitt – Partner, Head of Tactical Opportunities
J. Richard “Dik” Blewitt joined Kennedy Lewis in 2020 and is a Partner, the Head of Tactical Opportunities. Mr. Blewitt serves on the Advisor’s Investment Committee. Mr. Blewitt previously spent 6 years at GSO Capital Partners, a division of Blackstone, as a Managing Director focused on structured finance/credit investments. He was the Senior Portfolio Manager for Carador Income Fund PLC, a member of the Global Structured Credit Investment committee for the firm’s Liquid Credit business, as well as a member of Blackstone Insurance Solutions Investment Committee. Prior to that, he was a Managing Director and Co-Head of the Securitized Asset Team within Blackrock’s Fixed Income Portfolio Management Group, a senior PM for Blackrock BMI, PPIF, and TALF funds, as well as the Partner in charge of Securitization and Insurance Products for the R3 Capital Hedge Fund. Prior to Blackrock acquiring R3, Mr. Blewitt was with Lehman Brothers as a Managing Director and Head of Securitization and Insurance Product Investments for the Global Principal Strategies business. Mr. Blewitt was formerly a Managing Director and Global Head of Distribution for the Global Structured Products Group at Bank of America Securities, and previously spent 7 years with JP Morgan in Structured Finance.
Mr. Blewitt was on the Board of Viva Life Settlement Co, Altus Power America, JG Wentworth, Vendor Assistance Program, and LoanX.
Mr. Blewitt earned a BS in Finance from Lehigh University, and an MBA in Finance/International Business from the Stern School of Business at New York University.
Mark Crawford – Partner, Head of Power
Mark Crawford joined Kennedy Lewis in 2017 and is a Partner, the Head of Power. Mr. Crawford serves on the Advisor’s Investment Committee. Mr. Crawford was formerly a Director with CarVal Investors, responsible for managing North American special situations and distressed investments, specifically focusing on power and energy investments, from 2008 to 2016. Before joining CarVal, he was a Senior Credit Analyst with GSC Group, focusing on liquid investment strategies within the firm’s distressed for control private equity unit, from 2006 to 2008. Prior to GSC Group, Mr. Crawford was a Research Analyst in the Carlyle Group’s High Yield Business, focusing on power, automotive and consumer product investments, from 2005 to 2006. Prior to Carlyle, he was an Investment Banking Associate at Credit Suisse First Boston, primarily working in the Distressed Finance and Global Energy groups, from 2003 to 2005. Prior to starting a career in finance, Mr. Crawford began as a Surface Warfare Officer in the U.S. Navy, during which he deployed to the North Atlantic, Mediterranean, Middle East and Latin America, from 1993 to 1998.
Mr. Crawford is on the Boards of T1 Holdings and TexGen. He was formerly a member of the Boards of Granite Ridge Holdings, Bosque Power Company, and Tapstone Energy.
Mr. Crawford received a BS in Economics from the United States Naval Academy in 1993, a MS in Information and Telecommunications Systems from Johns Hopkins University in 2000, and an MBA from the Wharton School at the University of Pennsylvania in 2003.
Brian Dubin – Partner
Brian Dubin joined Kennedy Lewis in 2018 and is a Partner focused on investments in the Technology, Media, and Telecom (TMT), Industrials and Fitness sectors. Mr. Dubin serves on the Advisor’s Investment Committee. Mr. Dubin was formerly a Senior Analyst at Mariner Investment Group, a leading alternative investment advisory firm, specifically focusing on stressed loans, from 2015 to 2018. Before joining Mariner Investment Group, Mr. Dubin was a Partner and Research Analyst at MeehanCombs, a global credit opportunities fund, where he was responsible for specialty finance investments, from 2012 to 2015. Prior to MeehanCombs, Mr. Dubin was a Senior Analyst at Eos Partners, a distressed credit fund, where he focused on investments in the financial services industry, from 2008 to 2012. Prior to Eos Partners, Mr. Dubin was a Specialty Finance and Industrials Analyst at GSO Capital Partners from 2005 to 2008. Mr. Dubin began his career as an Investment Banking Analyst in the Global Industrial Group of UBS investment bank from 2003 to 2005.
Mr. Dubin received a BS from the Wharton School at the University of Pennsylvania in 2002.

Biographies of Key Personnel of the Advisor
James Didden – Head of Private Wealth Solutions & President of Tate Capital Holdings LLC
See “Item 5 – Directors and Executive Officers – Trustees Biography – Interested Trustees” for Mr. Didden’s biography.
Anthony Pasqua – Partner, Chief Financial Officer/Chief Operating Officer
See “Item 5 – Directors and Executive Officers – Executive Officers Who are not Trustees” for Mr. Pasqua’s biography.
Ben Schryber – Partner, Head of Business Development
Ben Schryber joined Kennedy Lewis in 2018 and is a Partner and the Head of Business Development with responsibility for the Advisor’s investor relations activities. Mr. Schryber was formerly a Managing Director at the Carlyle Group where he led its credit sales activities globally. Prior to Carlyle, Mr. Schryber was the Global Head of Credit at First Avenue Partners, a leading credit placement agent, where he oversaw for the origination, distribution, and ongoing management of credit funds. Prior to First Avenue, Mr. Schryber worked for Albourne Partners where he led the Advisor’s due diligence on private credit funds. Prior to that, he worked for Blue Ridge Partners as a management consultant focused on company-level due diligence on behalf of private equity funds.
Mr. Schryber earned a B.A. with Highest Honors from the University of Florida and was a Visiting Scholar at the University of Cambridge.
Josh Smith – Managing Director, Chief Risk Officer
Josh Smith joined Kennedy Lewis in 2019 and is a Managing Director and the Chief Risk Officer. Mr. Smith is responsible for monitoring and analyzing risk across the Advisor and its investment activities. Mr. Smith was formerly Chief Risk Officer with GSO Capital Partners, a division of Blackstone, where he worked from 2008 to 2019. At GSO he managed a team of 20 across Dublin and New York and was responsible for leading the firm’s Quantitative Portfolio Analytics, Portfolio Compliance and Risk Management efforts. Prior to GSO, he spent 10 years in technology designing, developing, and implementing financial systems for the corporate and public sectors. From 1994 to 1997 he was a calculus teacher at Delbarton School in New Jersey.
Mr. Smith received a BS in Mathematics and Economics from Williams College and a Masters in Financial Engineering from Columbia University in 2008. He is a CFA charterholder.
All of the investment professional listed above have their principal business address at c/o Tate Capital Company, 111 W. 33rd St. Suite 1910, New York, NY 10120.
The Private Offering
We are offering on a continuous basis our Common Shares (the “Private Offering”), pursuant to the terms set forth in subscription agreements that we will enter into with investors in connection with the Private Offering (each, a “Subscription Agreement”). Although the Common Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) only to investors that are “accredited investors” in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, there can be no assurance that we will not need to suspend our continuous offering for various reasons, including but not limited to regulatory review from the SEC and various state regulators, to the extent applicable.
The Company seeks to raise equity capital through private placements on a continuous basis through one or more closings at which the Company will accept funds from investors in connection with such investors’ purchases of Common Shares (each such agreement, a “Subscription Agreement,” the first such closing the “Initial Closing Date,” and each subsequent closing a “Subsequent Closing”). The Initial Closing Date is expected to occur during the first quarter of 2023. Subsequent Closings are expected to occur from time to time as determined by the Company or the Advisor in their sole discretion.
Each investor is required to fully fund its subscription on its respective Closing Date. Any shareholder that seeks to purchase additional Common Shares will be required to enter into an additional, short form Subscription

Agreement with the Company (a “Short Form Subscription Agreement”). For the avoidance of doubt, each shareholder that enters into a Short Form Subscription Agreement will be required to fully fund its additional subscription on its respective Closing Date. The minimum investment for any Subscription Agreement and any Short Form Subscription Agreement is $10,000.
The purchase of our Common Shares is intended to be a long-term investment. We do not intend to list our shares on a national securities exchange, except as noted in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Market Information.”
Beginning no later than the first full calendar quarter after the one-year anniversary of the Initial Closing Date, and at the discretion of the Company, the Company intends to commence a share repurchase program in which it would repurchase, in each quarter, in an amount not to exceed 5.0% of its outstanding Common Shares as of the close of the previous calendar quarter; provided, however, that the Advisor, subject to the Board's discretion and approval, shall cause the Company to repurchase Common Shares from the shareholders in an amount at least equal to 10% of the Company's net asset value in respect of the fourth calendar quarter of each of the eighth and tenth calendar years following the Initial Closing Date. The Company may amend, suspend, or terminate the share repurchase program if it deems such action to be in its best interest and the best interest of its shareholders, subject to the Board’s discretion and approval. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares.”
Our Business Strategy
Investment Objective

The Company’s primary investment objective is to generate both current income and capital appreciation through direct lending solutions to U.S. middle market companies. To realize that objective, the Company will generally invest in directly originated senior secured loans sourced through its vast network of relationships. The Company will also invest in broadly syndicated senior secured loans. The Company expects to generate returns primarily from interest income, fees and, to a lesser extent, capital appreciation, which collectively contribute to the Company’s expected total investment return.
The Company is generally focused on corners of the market that exhibit uncorrelated or counter-cyclical characteristics. The Advisor’s experienced team has originated, diligenced and structured private investments in many different macro-economic environments to create diverse portfolios of loans that span multiple industries.
The Advisor will generally focus on established middle and upper-middle market companies with positive cash flow, strong competitive positioning in their industries, experienced management teams, and diverse customer and supplier bases.
The Advisor also considers environmental, social and governance (“ESG”) in the investment decisionmaking process, in accordance with the Advisor’s ESG policy, including a negative screen for certain industries as well as an analysis of the likelihood of material ESG-related risk based on the industry and industry subsector of the potential portfolio company, with further diligence and analysis based on this categorization as well as other factors identified during diligence.
Industry Verticals
Kennedy Lewis seeks to source and gain access to proprietary deal flow through its scalable “verticals” which allow the Advisor to take advantage of identified themes in sectors in which the Advisor’s senior team has decades of investing experience. These industry verticals, which are intended to be uncorrelated, are generally insulated from broad market volatility and benefit from both counter-cyclical forces and the oversight of our experienced sector heads. They allow Kennedy Lewis to scale resources and create a “moat” around its attractive investments and drive returns. Each vertical is led by a senior investment professional, either at the Partner or Managing Director level, who is responsible for sourcing and underwriting investment opportunities. Sourcing deal flow that we view as proprietary is critical to the Advisor’s success; organizing Kennedy Lewis by vertical ensures that it maintains a competitive advantage for not only sourcing, but also monitoring and exiting quality investments. Furthermore, targeting complex situations allows the Advisor to capitalize on its sector knowledge, structuring expertise, and problem-solving capabilities.

The team has experience investing across cycles, sectors and geographies. Recently, the Advisor has focused on the industry Verticals it has established in Life Sciences, Power, Technology, Media and Telecom (“TMT”), Homebuilder Finance, Tactical Opportunities, and Opportunistic Cyclicals. Given the breadth of the team's expertise across other sectors, the Company is expected to pursue investments in other sectors of the economy as opportunities emerge.
Investment Allocation
Kennedy Lewis provides investment management services to other investment funds and client accounts and will share any investment and sale opportunities with its other clients and the Company in accordance with applicable law, including the Advisers Act, firm-wide allocation policies, and any exemptive order from the SEC permitting co-investment activities (as further described below), which generally provide for sharing eligible investments pro rata among the eligible participating funds and accounts, subject to certain allocation factors.
As a BDC regulated under the 1940 Act, the Company will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, may limit the Company’s ability to make investments or enter into other transactions alongside other clients. The Advisor has applied for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor, Kennedy Lewis and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private Kennedy Lewis funds that target similar assets. If an investment falls within the Board Criteria, Kennedy Lewis must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and the other Kennedy Lewis funds that target similar assets pro rata based on available capital in the asset class being allocated. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.
Payment of the Company’s Expenses
All direct and indirect costs and expenses incurred by the Advisor for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services under the Advisory Agreement by the Advisor, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company’s investments, serving as trustees and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Company’s rights in respect of its investments and disposing of investments;
•	organizational and offering expenses;
•	expenses incurred in valuing the Company’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm);
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expenses incurred by the Company’s administrator or payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;

•	interest payable on debt, if any, incurred to finance the Company’s investments and other fees and expenses related to the Company’s borrowings;
•	expenses related to unsuccessful portfolio acquisition efforts;
•	offerings of the Common Shares and other securities (including underwriting, placement agent and similar fees and commissions);
•	Base Management Fees and Incentive Fees;
•	third-party investor hosting and similar platforms and service providers;
•	administration fees;
•	transfer agent and custody fees and expenses;

•	federal and state registration fees;
•	all costs of registration and listing the Company’s Common Shares on any securities exchange;
•	federal, state and local taxes;
•	Independent Trustees’ fees and expenses;
•	costs of preparing and filing reports or other documents required by the SEC or other regulators;
•	costs of any reports, proxy statements or other notices to shareholders, including printing costs;
•	the costs associated with individual or group shareholders;
•	the Company’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;
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direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third-party investor hosting and similar platforms and service providers, and outside legal costs; and

•
all other expenses incurred by the Company or the Advisor in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent, and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs.

Distributions; Dividend Reinvestment Program
The Company intends to make quarterly distributions to shareholders. Distributions will be made to shareholders at such times and in such amounts as determined by the Board.
In addition, the Company intends to adopt a dividend reinvestment plan (“DRP”), pursuant to which each shareholder may elect to receive dividends in the form of additional Common Shares unless they notify the Company that they instead desire to receive cash or a combination of cash and PIK Common Shares. If a shareholder receives dividends in the form of Common Shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for reinvestment. Shareholders who receive dividends and other distributions in the form of Common Shares generally are subject to the same U.S. federal tax consequences as investors who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those investors will not receive cash with which to pay any applicable taxes on re-invested dividends. A shareholder may elect to receive dividends and other distributions in cash or a combination of cash and PIK Common Shares by notifying the Company in writing at least 20 business days prior to the distribution date fixed by the Board for such dividend. If such notice is received by the Company less than 20 business days prior to the relevant distribution date, then that dividend will be paid in the form of Common Shares and any subsequent dividends will be paid in cash.
Management Agreements
The Advisor serves as the Company’s investment adviser and is registered as an investment adviser under the Advisers Act. In addition, Kennedy Lewis Management serves as the Company’s administrator.
Advisory Agreement
Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Advisor manages the Company’s day-to-day operations and provides investment advisory services to the Company. Under the terms of the Advisory Agreement, the Advisor:
•	determines the composition of the Company’s portfolio, the nature and timing of the changes to its portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of the investments the Company makes;
•	executes, closes, services and monitors the investments the Company makes;
•	determines the securities and other assets that the Company purchases, retains or sells;
•	performs due diligence on prospective portfolio companies; and
•	provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Under the Advisory Agreement, the Company will pay the Advisor fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).
Management Fee
The Company will pay the Advisor a Base Management Fee equal to an annual rate of 1.25% of the average of the Company’s net assets, at the end of the two most recently completed quarters. The Base Management Fee will be payable quarterly in arrears.
Incentive Fee
The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of income and a portion is based on a percentage of capital gains, each as described below.
Income-Based Incentive Fee. The portion based on the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).
Capital Gains Incentive Fee. The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP (the “Capital Gains Incentive Fee”).
Subsequent to any IPO or Exchange Listing (each as defined below), the Company will pay the Advisor (i) a base management fee calculated at an annual rate of 1.25% of the Company’s average net assets, at the end of the two most recently completed calendar quarters and (ii) the Income Incentive Fee and Capital Gains Incentive Fee described above except that all of the 12.5% figures referenced therein will be increased to 15%. In addition, the expense support aspect (but not the conditional reimbursement aspect) of the Expense Support Agreement will no longer be of any force or effect subsequent thereto with respect to the Company.
Indemnification
The Advisory Agreement provides that the Advisor and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Advisor’s services under the Advisory Agreement or otherwise as the Company’s investment adviser.
Duration and Termination
Unless terminated earlier as described below, the Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Trustees. The Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Advisor and may be terminated by the Board or the Advisor without penalty upon 60 days’ written notice to the other. The holders of a majority of the Company’s outstanding voting securities may also terminate the Advisory Agreement without penalty upon 60 days’ written notice.
Administration Agreement
Under the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. The Administrator also performs, or oversees the performance of, the Company’s required administrative services, which include being responsible for the financial and other records that the Company is required to maintain and preparing reports to its shareholders and reports and other materials filed with the SEC. In addition, the Administrator assists the Company in determining and publishing its net asset value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to its shareholders, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, the Administrator also provides managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance.
Payments under the Administration Agreement are equal to an amount based upon the Company’s allocable portion (subject to the review of the Board) of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and his or her staff.
Indemnification
The Administration Agreement provides that the Administrator, its affiliates and their respective, officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as the Administrator.
Resource Sharing Agreement
The Advisor has entered into a resource sharing agreement (the “Resource Sharing Agreement”) with Kennedy Lewis Management, pursuant to which Kennedy Lewis Management makes its investment and portfolio management and monitoring teams available to the Advisor. The Resource Sharing Agreement (i) provides the Company with access to deal flow generated by Kennedy Lewis in the ordinary course of its business; and (ii) provides the Company with access to Kennedy Lewis Management’s investment professionals and non-investment employees. Subject at all times to any co-investment exemptive relief order and applicable laws and regulations, the Advisor is responsible for determining if the Company will participate in deal flow generated by Kennedy Lewis.
License Agreement
The Company has have entered into a license agreement with Kennedy Lewis under which Kennedy Lewis has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Kennedy Lewis.” Under this agreement, the Company has a right to use the “Kennedy Lewis” name for so long as the Advisor or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Kennedy Lewis” name. This license agreement will remain in effect for so long as the Advisory Agreement with the Advisor is in effect.
Expense Support and Conditional Reimbursement Agreement
The Company will enter into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Advisor, pursuant to which the Advisor may elect to pay certain of our expenses on our behalf (“Expense Payment”), including organization and offering expenses, provided that no portion of the payment will be used to pay any interest expense of the Company. Any Expense Payment that the Advisor commits to pay must be paid by the Advisor to the Company in any combination of cash or other immediately available funds no later than 45 days after such commitment is made in writing, and/or offset against amounts due from us to the Advisor or its affiliates.
Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (the amount of such excess referred to in this Registration Statement as “Excess Operating Funds”), the Company will pay such Excess Operating Funds, or a portion thereof, to the Advisor until such time as all Expense Payments made by the Advisor to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. Any payments required to be made by us under the Expense Support Agreement are be referred to in this Registration Statement as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Advisor to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Advisor; provided that the Advisor may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future quarters pursuant to the terms of the Expense Support Agreement.
The Company’s obligation to make a Reimbursement Payment will automatically become a liability of the Company on the last business day of the applicable calendar quarter, except to the extent the Advisor has waived its right to receive such payment for the applicable quarter. The Reimbursement Payment for any calendar quarter will be paid by the Company to the Advisor in any combination of cash or other immediately available funds as promptly as possible following such calendar quarter and in no event later than 45 days after the end of such calendar quarter.
Either the Company or the Advisor may terminate the Expense Support Agreement at any time, with or without notice, without the payment of any penalty, provided that any Expense Payments that have not been reimbursed by us to the Advisor will remain the obligation of the Company following any such termination, subject to the terms of the Expense Support Agreement.
Determination of Net Asset Value
The net asset value per share of the Company’s outstanding Common Shares is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.
The Company shall value its investments in accordance with valuation procedures approved by the Board (the “Valuation Policy”). In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Advisor as the Company’s “Valuation Designee”. The Advisor has established a Valuation Committee that is responsible for determining in good faith the fair value of the Company’s investments in instances where there is no readily available market value. A readily available market value is not expected to exist for most of the investments in the Company’s portfolio, and the Company values these portfolio investments at fair value as determined in good faith by the Valuation Designee. The types of factors that the Valuation Designee may take into account in determining the fair value of the Company’s investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors. Investments for which market quotations are readily available may be priced by independent pricing services. The Company has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies.
The Company has adopted Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”). This accounting statement requires the Company to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which the Company can exit portfolio investments with the greatest volume and level activity is considered its principal market.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Company considers the pricing indicated by the external event to corroborate its valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments determined in good faith by the Advisor and approved by the Board may differ materially from the values that would have been used had a readily available market value existed for such investments. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.
With respect to investments for which market quotations are not readily available, the Advisor undertakes a multi-step valuation process each quarter, as described below:
•	The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Advisor responsible for the portfolio investment;
•	Preliminary valuation conclusions are then documented and discussed with the Advisor’s Valuation Committee and presented to the Advisor;
•	The Advisor then reviews the preliminary valuations recommended by the Valuation Committee and determines the fair value of each investment in the Company’s portfolio in good faith; and
•
The Audit Committee of the Board provides oversight of the quarterly valuation process in accordance with Rule 2a-5, which includes a review of the quarterly reports prepared by the Advisor and the fair valuation determinations made by the Advisor.

As part of the overall process noted above, the Company has retained and may engage another independent valuation firm (each, a “Pricing Service”) to provide management with assistance in determining the fair value of selected portfolio investments each quarter. In selecting which portfolio investments to engage a Pricing Service, the Advisor considers a number of factors, including, but not limited to, the qualifications, experience, and history of the Pricing Service; the valuation methods or techniques, inputs, and assumptions used by the Pricing Service for different classes of holdings, and how they are affected (if at all) as market conditions change (including whether the Pricing Service is relying on inputs or assumptions provided by the Advisor); the quality of the pricing information provided by the Pricing Service and the extent to which the Pricing Service determines its pricing information as close as possible to the time as of which the Company calculates its NAV; the Pricing Service’s process for considering pricing challenges, including how the Pricing Service incorporates information received from price challenges into its pricing information; the Pricing Service’s actual and potential conflicts of interest and the steps the Pricing Service takes to mitigate such conflicts; the Pricing Services SOC reports, IT development, cybersecurity and business continuity policies; and the testing processes used by the Pricing Service. The scope of services rendered by the Pricing Service is at the discretion of the Advisor and subject to approval of the Board, and the Company may engage a Pricing Service to value all or some of our portfolio investments.
In determining the fair value of a portfolio investment in good faith, the Company recognizes these determinations are made using the best available information that is knowable or reasonably knowable. In addition, changes in the market environment, portfolio company performance and other events that may occur over the duration of the investments may cause the gains or losses ultimately realized on these investments to be materially different than the valuations currently assigned. The change in fair value of each individual investment is recorded as an adjustment to the investment's fair value and the change is reflected in unrealized appreciation or depreciation.
In following these approaches, the types of factors that are taken into account in determining the fair value of the Company’s investments include, as relevant, but are not limited to:
•	available current market data, including relevant and applicable market trading and transaction comparables;
•	applicable market yields and multiples;
•	security covenants;
•	call protection provisions;
•	information rights;

•	the nature and realizable value of any collateral;
•	the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;
•	comparisons of financial ratios of peer companies that are public;
•	comparable merger and acquisition transactions; and
•	the principal market and enterprise values.
Certain BDC Regulation Considerations
A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.
SEC Reporting
The Company is subject to the reporting requirements of the Exchange Act, which includes annual and quarterly reporting requirements.
Governance
The Company is a statutory trust and, as such, is governed by a board of trustees. The 1940 Act requires that a majority of the Company’s trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.
Ownership Restrictions
The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:
•
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;
•
is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies any of the following:
-	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;
-
is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

-	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.
•	Securities of any eligible portfolio company that the Company controls.
•
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.
•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.
Limitations on Leverage
As a BDC, the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Company’s assets, less existing debt, must be at least twice the amount of the debt (i.e., 2:1 leverage).
Managerial Assistance to Portfolio Companies
A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.
Temporary Investments
As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Company’s assets are qualifying assets. When investing in temporary investments, the Company will typically invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Company to limit the amount it invests with any one counterparty.
Senior Securities
The Company is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the Common Shares if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Company may be prohibited from making distributions to its shareholders or the repurchasing of such securities or shares unless it meets the 150% asset coverage ratio at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share one vote); and (ii) preferred shareholders must have the right, as a class, to appoint two trustees to the board of trustees.
Code of Ethics
As a BDC, the Company and the Advisor has adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.
Other Considerations
As a BDC, the Company will not generally be able to issue and sell its Common Shares at a price below net asset value per share. It may, however, issue and sell its Common Shares , at a price below the current net asset value of the Common Shares, or issue and sell warrants, options or rights to acquire such Common Shares, at a price below the current net asset value of the Common Shares if the Board determines that such sale is in the Company’s best interest and in the best interests of its shareholders, and its shareholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of trustees, closely approximates the market value of such securities.
As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, trustees, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of trustees who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Advisor has applied for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private Kennedy Lewis funds that target similar assets. If an investment falls within the Board Criteria, Kennedy Lewis must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and the other Kennedy Lewis funds that target similar assets pro rata based on available capital in the asset class being allocated. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to the Company, but the Advisor will be required to report such investment and the rationale for its determination for the Company to not participate in the investment to the Board at the next quarterly board meeting.
As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.
As a BDC, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.
The Company and the Advisor will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, the Company will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.
Certain ERISA Considerations
ERISA and the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisors. In particular, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets Plans and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Each investor is responsible for determining the extent, if any, to which the purchase and holding of the Company’s common shares will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and otherwise for determining compliance with ERISA and Section 4975 of the Code.
Fiduciary Duty. In deciding upon an investment in the Company, Plan fiduciaries should consider their basic fiduciary duties under ERISA Section 404, which require them to discharge their investment duties prudently and solely in the interests of the Plan participants and beneficiaries. Plan fiduciaries must give appropriate consideration to the role that an investment in the Company would play in the Plan’s overall investment portfolio. In analyzing the prudence of an investment in the Company, special attention should be given to the DOL’s regulation on investment duties (29 C.F.R. § 2550.404a-1). That regulation requires, among other things (i) a determination that each investment is designed reasonably, as part of the portfolio, to further the Plan’s purposes, (ii) an examination of risk and return factors, and (iii) consideration of the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to anticipated cash flow needs of the Plan, and the projected return of the total portfolio relative to the Plan’s funding objectives. ERISA also requires a fiduciary to discharge such duties in accordance with the documents governing the Plan insofar as they are consistent with ERISA. Fiduciaries that are considering an investment in the Company should also consider the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.
Plan Assets. The Plan Assets Regulation describes what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is not a “publicly offered security” (as discussed below) then the Plan’s assets will include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless either (i) the entity is an “operating company” or (ii) equity participation in the entity by Benefit Plan Investors (as defined below) is not “significant,” each as discussed below. Under the Plan Assets Regulation, investment in an entity is “significant” if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. For these purposes, the term “Benefit Plan Investor” is defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any “plan” as defined in and subject to Section 4975 of the Code, and (c) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person (each of the foregoing, a “Controlling Person”) is disregarded.
The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. For these purposes, a security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. In addition, the Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

Until such time as Common Shares constitute a “publicly-offered security” under the Plan Assets Regulation, the Advisor intends to operate the Company so that the assets of the Company will not be considered “plan assets.” In that regard, the Advisor will seek to limit investment in the Company by Benefit Plan Investors to less than 25% of each class of equity interests in the Company, based upon assurance provided by investors. In the event that the Advisor seeks to limit investment by Benefit Plan Investors to comply with such 25% limitation, the Company may take certain actions to ensure compliance with such restriction, including requiring one or more Benefit Plan Investors to sell shares to other shareholders or a third party or redeeming of all or a portion of the shares held by a Benefit Plan Investor. In circumstances in which investment by Benefit Plan Investors in the Company is or may become “significant” and no other exception under the Plan Assets Regulation is available, other remedial measures may also apply.
Prior to accepting funds to purchase Common Shares from any investor, the investor will be required to make certain representations in its Subscription Agreement with respect to ERISA matters, including whether the investor is, or is not and will not be, a Benefit Plan Investor or Controlling Person.
Insurance Company General Accounts. Any insurance company proposing to invest assets of its general account in the Company should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision.
Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. Fiduciaries of such plans should consult with their own counsel before purchasing shares of the Company’s Common Shares.
The foregoing discussion of certain aspects of ERISA and Section 4975 of the Code is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Fiduciaries of employee benefit plans should consult with their own counsel with respect to issues arising under ERISA, Section 4975 of the Code or other applicable law and make their own independent investment decision.
Sarbanes-Oxley Act of 2002
Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we will be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:
•
pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;
•
pursuant to Rule 13a-15 under the Exchange Act, our management will required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

•
pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.
Proxy Voting Policies and Procedures
The Advisor votes proxies relating to our portfolio securities in what it perceives to be the best interest of our shareholders. The Advisor reviews on a case-by-case basis each proposal submitted to a shareholder vote to determine its effect on the portfolio securities we hold. In most cases the Advisor will vote in favor of proposals that it believes are likely to increase the value of the portfolio securities we hold. Although the Advisor will generally vote against proposals that may have a negative effect on our portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.
Privacy Principles
Any and all nonpublic personal information received by the Company and/or the Advisor with respect to investors in the Company who are natural persons, including the information provided to the Company by an investor in subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Company and/or the Advisor. Such service providers include but are not limited to the Company’s Administrator, auditors and legal advisors. Additionally, the Company and/or the Advisor may disclose such nonpublic personal information as required by law.
JOBS Act
We will be, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:
•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;
•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.07 billion;
•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and
•
the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Common Shares held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.
Certain U.S. Federal Income Tax Considerations
The following discussion is a summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a shareholder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Registration Statement. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.
For purposes of this discussion, a “U.S. Holder” is a shareholder, in each case, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a shareholder who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE PARTNERSHIP.
Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will be able to deduct qualifying distributions to its shareholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s shareholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.
In order to qualify as a RIC, the Company must, among other things,
(a)	at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;
(b)
derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)	diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year
(i)
at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” in respect of which (a) the Company has not invested more than 5% of the value of its total assets in securities of the issuer and (b) the Company does not hold more than 10% of the outstanding voting securities of the issuer; and

(ii)
no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to shareholders. If the Company fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:
(1)	at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;
(2)	at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and
(3)	any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.
The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:
(1)
The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)
In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.
Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met.
Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.
Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.
Certain distributions reported by the Company as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Company is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Company’s business interest income over the sum of the Company’s (i) business interest expense and (ii) other deductions properly allocable to the Company’s business interest income.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but could carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Company could for tax purposes have aggregate taxable income for several taxable years that the Company is required to distribute and that is taxable to the shareholders even if such taxable income is greater than the net income the Company actually earns during those taxable years.
While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Advisor may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to shareholders as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.
In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to shareholders their share of the foreign taxes paid by the Company.
Taxation of U.S. Holders
Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate shareholders. Distributions that the Company report as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.
Distributions declared by the Company in October, November, or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.
Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Common Shares or preferred stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its shareholders. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”
If a U.S. Holder sells or exchanges its shares of the Company, the holder will recognize gain or loss equal to the difference between its adjusted basis in the shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.
The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such shareholder to a refund, provided that proper information is timely provided to the IRS.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our Common Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.
Limitations on Deductibility of Certain Losses and Expenses. If the Company is not treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Holder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. Holder’s miscellaneous itemized deductions exceeds 2% of such U.S. Holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of determining a U.S. Holder’s liability for the U.S. federal alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. In this case, the Company would be required to report the relevant income and expenses, including the Base Management Fee, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” at any time or all times.
Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Company’s shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.
Non-U.S. Holders. Distributions of our “investment company taxable income” to Non-U.S. Holders (including interest income, net short-term capital gain or non-U.S.-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. Holders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. For a corporate Non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Common Shares that are effectively connected with a U.S. trade or business could, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). In each such case, we will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.
Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of Company stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s Common Shares is subject to significant transfer restrictions, and an investment in the Company’s Common Shares will generally be illiquid, non-U.S. shareholders whose distributions on the Company’s Common Shares are subject to withholding of U.S. federal income tax may not be able to transfer their shares of the Company’s Common Shares easily or quickly or at all.
Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Company’s shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.
FATCA Compliance. Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.
A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.
An investment in Common Shares by a non-U.S. person could also be subject to U.S. federal estate tax. Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax and state, local and foreign tax consequences of acquiring, owning or disposing of the Company’s Common Shares.

Item 1A.	Risk Factors.
Investing in the Common Shares involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below before deciding to purchase the Common Shares. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair the Company’s operations and performance. If any of the following events occur, the Company’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the net asset value of the Common Shares could decline, and investors may lose all or part of their investment.
Risks Relating to the Company’s Business and Structure
The Company is a new company and has no operating history.
The Company will commence operations upon the Initial Closing Date and has no prior operating history. As a result, the Company has no financial information on which you can evaluate an investment in the Company or the Company’s prior performance. The Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Company will not achieve its investment objective and that the value of your investment could decline substantially or your investment could become worthless.
Political, social and economic uncertainty creates and exacerbates risks.
U.S. and non-U.S. markets could experience political uncertainty and/or change that subjects investments to heightened risks, including, for instance, risks related to the elections in the U.S., the large-scale invasion of Ukraine by Russia that began in February 2022, or the effect on world leaders and governments of the COVID-19 pandemic. These heightened risks could also include: increased risk of default (by both government and private issuers); greater social, trade, economic and political instability (including the risk of war or terrorist activity); greater governmental involvement in the economy; greater governmental supervision and regulation of the securities markets and market participants resulting in increased expenses related to compliance; greater fluctuations in currency exchange rates; controls or restrictions on foreign investment and/or trade, capital controls and limitations on repatriation of invested capital and on the ability to exchange currencies; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; and slower clearance.
During times of political uncertainty and/or change, global markets often become more volatile. There could also be a lower level of monitoring and regulation of markets while a country is experiencing political uncertainty and/or change, and the activities of investors in such markets and enforcement of existing regulations could become more limited. Markets experiencing political uncertainty and/or change could have substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates typically have negative effects on such countries’ economies and markets. Tax laws could change materially, and any changes in tax laws could have an unpredictable effect on us, our investments and our investors. There can be no assurance that political changes will not cause us or our investors to suffer losses.
Although it is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact the Company, its portfolio companies and its investments. In many instances, the impact will be adverse and profound.
Public health emergencies, epidemics or pandemics, such as COVID-19, may impact the Company’s portfolio investments or the Advisor and harm the Company’s business, operating results and financial condition.
The coronavirus (“COVID-19”) outbreak has resulted in numerous deaths, adversely impacted global commercial activity, and contributed to significant volatility in certain equity, debt, derivatives, and commodities markets. Measures designed to slow the spread of COVID-19, as well as the general uncertainty surrounding the dangers and impact of COVID-19, created significant disruption in the global public and private markets, supply chains and economic activity. For these reasons, among others, the potential impacts of COVID-19, including a global, regional, or other economic recession, remain uncertain and difficult to assess. The Company and the Advisor will continue to monitor developments concerning COVID-19, including guidance from federal, state and local public health authorities.

Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic or pandemic diseases, or the threat thereof, could negatively impact the Company and its portfolio investments and could meaningfully affect the Company’s ability to fulfill its investment objectives.
The extent of the impact of any public health emergency on the Company’s and its portfolio investments’ operational and financial performance will depend on many factors, including but not limited to the duration and scope of such public health emergency, the extent of any related travel advisories and voluntary or mandatory government restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and spending levels, the extent of government support and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. Any such disruptions may continue for an extended period. In addition, the operations of the Company, its portfolio investments, and the Advisor may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of the personnel of any such entity or the personnel of any such entity’s key service providers. Any of the foregoing events could materially and adversely affect the Advisor’s ability to source, manage and divest investments on behalf of the Company and pursue the Company’s investment objective and strategies, all of which could result in significant losses to the Company. Similar consequences could arise with respect to other infectious diseases. The impact to businesses in such circumstances has been and is expected to continue to be substantial.
In connection with the impacts of the COVID-19 pandemic and any future such public health crisis, the Company is expected to incur heightened legal expenses which could similarly have an adverse impact to the Company’s returns. For example, but not by limitation, the Company or its portfolio investments may be subject to heightened litigation and its resulting costs, which costs may be significant. There is also a heightened risk of cyber and other security vulnerabilities during the current public health emergency and any future one, which could result in adverse effects to the Company or its portfolio investments in the form of economic harm, data loss or other negative outcomes.
Environmental, Social, and Governance Risk.
The Company faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. The Company risks damage to its brand and reputation if it fails to act responsibly with respect to environmental stewardship, corporate governance and transparency and considering ESG factors in its investment processes. Adverse incidents with respect to ESG activities could impact the value of the Company’s brand, the cost of its operations and relationships with shareholders, all of which could adversely affect the business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect the Company’s business.
Any public health emergency, including the COVID-19 pandemic and any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty, could have a significant adverse impact on the Company and the fair value of its investments and its portfolio companies.
The extent of the impact of any public health emergency, including the COVID-19 pandemic, on the Company’s and its portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain the financial and economic impact of the public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity, and the extent of the public health emergency’s disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, the Company and its portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including the potential adverse impact of the public health emergency on the health of any of its or its portfolio companies’ personnel. This could create widespread business continuity issues for the Company and its portfolio companies.

The Company is dependent upon key personnel of Kennedy Lewis and the Advisor for the Company’s future success. If Kennedy Lewis or the Advisor were to lose any of its key personnel, the Company’s ability to achieve its investment objectives could be significantly harmed.
The Company depends on the diligence, skill and network of business contacts of the senior investment professionals of Kennedy Lewis and the Advisor to achieve its investment objectives. The Advisor has entered into a resource sharing agreement (the “Resource Sharing Agreement”) with Kennedy Lewis Management pursuant to which Kennedy Lewis Management makes certain personnel and resources available to the Advisor in order for the Advisor to provide certain investment advisory services to the Company pursuant to the Advisory Agreement. The investment professionals evaluate, negotiate, structure, closes and monitors the Company’s investments in accordance with the terms of the Advisory Agreement. The Company can offer no assurance, however, that the investment professionals will continue to provide investment advice to the Company under the agreements.
The loss of any of these investment professionals may limit the Company’s ability to achieve its investment objectives and operate its business. This could have a material adverse effect on its financial condition, results of operations and cash flows.
The Company’s business model depends to a significant extent upon strong referral relationships. Any inability of the Investment Team to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect the Company’s business.
The Company depends upon the members of the Investment Team to maintain their relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and the Company will rely to a significant extent upon these relationships to provide it with potential investment opportunities. If the Investment Team fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Company will not be able to grow its investment portfolio. In addition, individuals with whom the members of the Investment Team have relationships are not obligated to provide them with investment opportunities, and the Company can offer no assurance that these relationships will generate investment opportunities for the Company in the future.
The Company’s financial condition, results of operations and cash flows will depend on its ability to manage its business effectively.
The Company’s ability to achieve its investment objectives will depend on its ability to manage its business and to grow its investments and earnings. This will depend, in turn, on the Investment Team’s ability to identify, invest in and monitor portfolio companies that meet the Company’s investment criteria. The achievement of the Company’s investment objectives on a cost-effective basis will depend upon the Investment Team’s execution of its investment process, its ability to provide competent, attentive and efficient services to the Company and, to a lesser extent, the Company’s access to financing on acceptable terms. Any failure to manage the Company’s business and its future growth effectively could have a material adverse effect on its business, financial condition, results of operations and cash flows.
The Investment Team may, from time to time, be required to provide managerial assistance to the portfolio companies, which may impact investment activities of the Company.
The Investment Team will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. The Investment Team may be called upon to provide managerial assistance to the Company’s portfolio companies. These activities may distract them from sourcing new investment opportunities for the Company or slow the Company’s rate of investment.
There are significant potential conflicts of interest that could negatively affect the Company’s investment returns.
The members of the Advisor’s investment committee serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company, or of investment funds, accounts, or investment vehicles managed by the Advisor. Similarly, the Advisor and its affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or its shareholders.

In addition, there may be times when the Advisor, the members of its investment committee or its other investment professionals have interests that differ from those of the Company’s shareholders, giving rise to a conflict of interest. Although the Advisor will endeavor to handle these investment and other decisions in a fair and equitable manner, the Company and its shareholders could be adversely affected by these decisions. Moreover, given the subjective nature of the investment and other decisions made by the Advisor on the Company’s behalf, the Company is unable to monitor these potential conflicts of interest between the Company and the Advisor; however, the Board, including the Independent Trustees, will review conflicts of interest in connection with its review of the performance of the Advisor. As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, trustees, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of trustees who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance).
The senior investment professionals and other Investment Team members of the Advisor may, from time to time, possess material non-public information, limiting the Company’s investment discretion.
The senior investment professionals and other Investment Team members of Advisor may serve as directors of, or in a similar capacity with, portfolio companies in which the Company invests, the securities of which are purchased or sold on the Company’s behalf. Additionally, senior investment professionals and other Investment Team members of the Advisor may receive material non-public information in connection with investments the Advisor is considering for the Company, as well as those we are considering for other for other funds. In the event that material nonpublic information is obtained with respect to such companies, or the Company become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, the Company could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on the Company. Additional information on the Advisor’s policies regarding material non-public information can be found in Kennedy Lewis’ “Insider Trading Policy”.
The Company’s management and incentive fees may induce the Advisor to incur additional leverage.
Generally, the management and incentive fees payable by the Company to the Advisor may create an incentive for the Advisor to use the additional available leverage. For example, the fact that the base management fee that the Company will pay to the Advisor is payable based upon the Company’s gross assets (which includes any borrowings for investment purposes) may encourage the Advisor to use leverage to make additional investments. Such a practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of additional leverage may increase the likelihood of the Company’s default on its borrowings, which would disfavor holders of the Common Shares.
In addition, because the incentive fee on net investment income is calculated as a percentage of the Company’s net assets subject to a hurdle, having additional leverage available may encourage the Advisor to use leverage to increase the leveraged return on the Company’s investment portfolio. To the extent additional leverage is available at favorable rates, the Advisor could use leverage to increase the size of the Company’s investment portfolio to generate additional income, which may make it easier to meet the incentive fee hurdle.
The Board is charged with protecting the Company’s interests by monitoring how the Advisor addresses these and other conflicts of interests associated with its management services and compensation. While the Board is not expected to review or approve each investment decision, borrowing or incurrence of leverage, the Independent Trustees will periodically review the Advisor’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, the Independent Trustees will consider whether the Company’s fees and expenses (including those related to leverage) remain appropriate.
The Company’s incentive fee may induce the Advisor to make speculative investments.
The Company pays the Advisor an incentive fee based, in part, upon net capital gains realized on the Company’s investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. Additionally, under the incentive fee structure, the Advisor may benefit when capital gains are recognized and, because the Advisor will determine when to sell a holding, the Advisor will control the timing of the recognition of such capital gains. As a result, the Advisor may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.
The Company operates in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
A number of entities compete with the Company to make the types of investments that the Company makes. The Company competes with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Company’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. For example, the Company believes some of its competitors may have access to funding sources that are not available to it. In addition, some of its competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than the Company. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on it as a BDC or the source-of-income, asset diversification and distribution requirements it must satisfy to qualify and maintain its qualification as a RIC. The competitive pressures the Company faces may have a material adverse effect on its business, financial condition, results of operations and cash flows. As a result of this competition, the Company may not be able to take advantage of attractive investment opportunities from time to time, and the Company may not be able to identify and make investments that are consistent with its investment objectives.
With respect to the investments the Company makes, the Company does not seek to compete based primarily on the interest rates it offers, and the Company believes that some of its competitors may make loans with interest rates that are lower than the rates it offers. The Company may lose some investment opportunities if it does not match its competitors’ pricing, terms and structure. However, if the Company matches its competitors’ pricing, terms and structure, it may experience decreased net interest income, lower yields and increased risk of credit loss. The Company may also compete for investment opportunities with investment funds, accounts and investment vehicles managed by the Advisor or its affiliates. Although the Advisor will allocate opportunities in accordance with its policies and procedures, and applicable laws and regulations, allocations to such investment funds, accounts and investment vehicles will reduce the amount and frequency of opportunities available to the Company and may not be in the best interests of the Company and its shareholders.
The Company will be subject to corporate-level income tax if it is unable to qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code.
To qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code, the Company must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Company distributes at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its shareholders on an annual basis. Because the Company expects to incur debt, it will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict it from making distributions necessary to maintain its tax treatment as a RIC. If the Company is unable to obtain cash from other sources, it may fail to maintain its tax treatment as a RIC and, thus, may be subject to corporate-level income tax. To maintain its tax treatment as a RIC, the Company must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in the Company having to dispose of certain investments quickly in order to prevent the loss of its tax treatment as a RIC. Because most of the Company’s investments will be in private or thinly-traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. No certainty can be provided that the Company will satisfy the asset diversification requirements or the other requirements necessary to maintain its tax treatment as a RIC. If it fails to maintain our tax treatment as a RIC for any reason and become subject to corporate income tax, the resulting corporate income taxes could substantially reduce its net assets, the amount of income available for distributions to its shareholders and the amount of funds available for new investments.
There may be potential adverse tax consequences as a result of the Company not being treated as a “publicly offered regulated investment company.”
The Company does not expect to be treated as a “publicly offered regulated investment company”. Until and unless the Company is treated as a “publicly offered regulated investment company” as a result of either (i) Common

Shares being held by at least 500 persons at all times during a taxable year, (ii) Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (iii) Common Shares being treated as regularly traded on an established securities market, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Company in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to the Advisor and certain of the Company’s other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.
There may be potential adverse tax consequences for non-U.S. shareholders with respect to an investment in the Company in his, her or its jurisdiction of tax residence.
Depending on (1) the laws of such non-U.S. shareholder’s jurisdiction of tax residence, (2) how the Company is treated in such jurisdiction, and (3) the Company’s activities, an investment in the Company could result in such non-U.S. shareholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in the Company and/or of distributions from the Company and any uncertainties arising in that respect (the Company not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a non-U.S. shareholder, and possibly in excess of the Company’s actual economic income, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A non-U.S. shareholder could also be subject to restrictions on the use of its share of the Company’s deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisers with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in the Company, as well as any other jurisdiction in which such prospective investor is subject to taxation.
Legislative or regulatory tax changes could have any adverse impact on the Company and its shareholders.
At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. The Biden Administration has announced a number of tax law proposals, some of which include increases in the corporate and individual tax rates, and impose a minimum tax on book income and profits of certain multinational corporations. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Company or its shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in the Company’s shares or the value or the resale potential of the Company’s investments.
The Company have difficulty paying its required distributions if it recognizes income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, the Company will include in income certain amounts that it has not yet received in cash, such as the accrual of original issue discount. This may arise if the Company receives warrants in connection with the making of a loan and in other circumstances, or through contracted payment-in-kind (“PIK”) interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to its overall investment activities and increases in loan balances as a result of contracted PIK arrangements are included in income before it receives any corresponding cash payments. The Company also may be required to include in income certain other amounts that it will not receive in cash.
Since in certain cases the Company may recognize income before or without receiving cash representing such income, the Company may have difficulty meeting the requirement to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to qualify and thereafter maintain its tax treatment as a RIC. In such a case, the Company may have to sell some of its investments at times it would not consider advantageous or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain such cash from other sources, it may fail to qualify and thereafter maintain its tax treatment as a RIC and thus be subject to corporate-level income tax.
PIK interest payments the Company receives will increase its assets under management and, as a result, will increase the amount of base management fees and incentive fees payable by the Company to the Advisor.
Certain of the Company’s debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by the Company of PIK interest will have the effect of increasing its assets under management. As a result, because the base management fee that the Company will pay to the Advisor is based on the value of the Company’s gross assets, the receipt by the Company of PIK interest will result in an increase in the amount of the base management fee payable by the Company. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Company’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Company to the Advisor.
Regulations governing the Company’s operation as a BDC affect its ability to, and the way in which it, raises additional capital. As a BDC, the necessity of raising additional capital may expose the Company to risks, including the typical risks associated with leverage.
The Company may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which the Company refers to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, the Company is permitted as a BDC that has satisfied certain requirements to issue senior securities in amounts such that its asset coverage ratio, as defined in the 1940 Act, equals at least 150% of its gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of the Company’s assets declines, it may be unable to satisfy this test. If that happens, the Company would not be able to borrow additional funds until it was able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. Also, any amounts that the Company uses to service its indebtedness would not be available for distributions to its shareholders. If the Company issues senior securities, it will be exposed to typical risks associated with leverage, including an increased risk of loss.
Because the Company expects to finance its investments with borrowed money, the potential for gain or loss on amounts invested in the Company is magnified and may increase the risk of investing in the Company.
The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in the Common Shares. If the Company uses leverage to partially finance its investments through banks, insurance companies and other lenders, investors will experience increased risks of investing in the Common Shares. Lenders of these funds will have a fixed dollar claims on the Company’s assets that would be superior to the claims of the Company’s shareholders, and the Company would expect such lenders to seek recovery against its assets in the event of a default.
In addition, under the terms of any borrowing facility or other debt instrument that the Company may enter into, the Company is likely to be required to use the net proceeds of any investments that it sells to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of the Company’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had the Company not leveraged, thereby magnifying losses or eliminating its stake in a leveraged investment. Similarly, any decrease in the Company’s revenue or income will cause its net income to decline more sharply than it would have had it not borrowed. Such a decline would also negatively affect its ability to make distributions with respect to the Common Shares. The Company’s ability to service any debt depends largely on its financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fee payable to the Advisor is payable based on the value of its gross assets, including those assets acquired through the use of leverage, the Advisor will have a financial incentive to incur leverage, which may not be consistent with its shareholders’ interests. In addition, the Company’s shareholders will bear the burden of any increase in its expenses as a result of its use of leverage, including interest expenses and any increase in the base management fee payable to the Advisor.
The Company is generally required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of its borrowings and any preferred stock that it may issue in the future, of at least 150%.

If this ratio declines below 150%, the Company will not be able to incur additional debt until it is able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. This could have a material adverse effect on its operations, and the Company may not be able to make distributions. The amount of leverage that the Company employs will depend on the Advisor’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The Company cannot assure investors that it will be able to obtain credit at all or on terms acceptable to it.
In addition, the Company’s future debt facilities may impose financial and operating covenants that restrict its business activities, including limitations that hinder its ability to finance additional loans and investments or to make the distributions required to qualify and maintain its qualification as a RIC under the Code.
Substantially all of the Company’s assets may be required to be subject to security interests under future debt financing arrangements and, if the Company defaults on its obligations thereunder, the Company may suffer adverse consequences, including foreclosure on its assets.
Substantially all of the Company’s assets may be required to be pledged as collateral under the Company’s future financing arrangements. If the Company defaults on its obligations under such financing arrangements, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests. In such event, the Company may be forced to sell its investments to raise funds to repay its outstanding borrowings to avoid foreclosure and these forced sales may be at times and at prices the Company would not consider advantageous. Moreover, such deleveraging of the Company could significantly impair its ability to effectively operate its business as previously planned. As a result, the Company could be forced to curtail or cease new investment activities and lower or eliminate the dividends paid to its shareholders.
Because the Company expects to use debt to finance its investments and may in the future issue senior securities including preferred stock and debt securities, if market interest rates were to increase, its cost of capital could increase, which could reduce its net investment income.
Because the Company expects borrow money to make investments and may in the future issue additional senior securities including preferred stock and debt securities, its net investment income will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, the Company can offer no assurance that a significant change in market interest rates would not have a material adverse effect on its net investment income in the event it uses debt to finance its investments. In periods of rising interest rates, the Company’s cost of funds would increase, which could reduce its net investment income. The Company may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates to the extent permitted by the 1940 Act.
Provisions of any other future borrowing facility may limit the Company’s discretion in operating its business.
Any future borrowing facility may be backed by all or a portion of the Company’s loans and securities on which the lenders may have a security interest. The Company may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instrument it enters into with lenders. The Company expects that any security interests it grants will be set forth in a guarantee and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, the Company expects that the custodian for its securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If the Company were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of the Company’s assets securing such debt, which would have a material adverse effect on its business, financial condition, results of operations and cash flows.
In addition, any security interests as well as negative covenants under any future borrowing facility may limit the Company’s ability to incur additional liens or debt and may make it difficult for it to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing.
In addition, under any future borrowing facility, the Company may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. Furthermore, the Company expects that the terms of any future financing arrangement may contain a covenant requiring it to qualify and thereafter maintain compliance with RIC provisions at all times, subject to certain remedial provisions. Thus, a failure to maintain compliance with RIC provisions could result in an event of default under the financing arrangement. An event of default under any borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Company’s business and financial condition. This could reduce the Company’s revenues and, by delaying any cash payment allowed to it under any borrowing facility until the lenders have been paid in full, reduce the Company’s liquidity and cash flow and impair its ability to grow its business and maintain its qualification as a RIC.
The Company may in the future determine to fund a portion of its investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in the Company in the same way as borrowings.
Preferred stock, which is another form of leverage, has the same risks to the Company’s shareholders as borrowings because the dividends on any preferred stock the Company issues issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common shareholders, and preferred shareholders are not subject to any of the Company’s expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.
Adverse developments in the credit markets may impair the Company’s ability to enter into any other future borrowing facility.
In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, it may be difficult for the Company to obtain desired financing to finance the growth of its investments on acceptable economic terms, or at all.
If the Company is unable to consummate credit facilities on commercially reasonable terms, its liquidity may be reduced significantly. If the Company is unable to repay amounts outstanding under any facility it may enter into and is declared in default or is unable to renew or refinance any such facility, it would limit the Company’s ability to initiate significant originations or to operate its business in the normal course. These situations may arise due to circumstances that the Company may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or the Company and could materially damage its business. Moreover, the Company is unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact the Company’s business.
Most of the Company’s portfolio investments will be recorded at fair value as determined in good faith by the Advisor, the valuation designee of the Board, and, as a result, there may be uncertainty as to the value of the Company’s portfolio investments.
Most of the Company’s portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and, in accordance with Rule 2a-5 under the 1940 Act, the Company values these investments at fair value as determined in good faith by the Advisor, the valuation designee of the Board (the “Valuation Designee”). The Company has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies.
The Company’s investment portfolio is recorded at fair value as determined in good faith in accordance with procedures established by the Board (“Valuation Policy”) and, as a result, there is and will be uncertainty as to the value of the Company’s portfolio investments. Under the 1940 Act, the Company is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the Board. There is not a public market or active secondary market for many of the types of investments in privately held companies that the Company intends to hold and make. The Company’s investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments are valued quarterly at fair value as determined in good faith in accordance with the Valuation Policy approved by the Board. The determinations of fair value in accordance with the Valuation Policy approved by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. The Company’s net asset value could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Company ultimately realizes upon the disposal of such investments. See “Item 1. Business – Determination of Net Asset Value” for more information.
The Company may expose itself to risks if it engages in hedging transactions.
The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may expose us to counter-party credit risk. Hedging against a decline in the values of its portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated at an acceptable price.
The Company and its portfolio companies may be subjected to potential adverse effects of new or modified laws or regulations.
The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.
Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.
Risks Related to the Company’s Operations
Because the Company intends to distribute substantially all of its income to its shareholders to obtain and maintain our status as a RIC, it will continue to need additional capital to finance its growth. If additional funds are unavailable or not available on favorable terms, its ability to grow may be impaired.
The Company will need additional capital to fund new investments and grow its portfolio of investments. The Company intends to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase its funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its shareholders to qualify and thereafter maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital markets successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any.
The Company is required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities to total senior securities, which includes all of the Company’s borrowings, of at least 150%. This requirement limits the amount that the Company may borrow. Since the Company continues to need capital to grow its investment portfolio, these limitations may prevent it from incurring debt and require it to raise additional equity at a time when it may be disadvantageous to do so. While the Company expects that it will be able to borrow and to issue additional debt securities and expects that it will be able to issue additional equity securities, which would in turn increase the equity capital available to the Company, it cannot assure investors that debt and equity financing will be available to it on favorable terms, or at all. If additional funds are not available the Company, it may be forced to curtail or cease new investment activities, and its net asset value could decline.
The Company’s ability to enter into certain transactions with its affiliates is restricted, which may limit the scope of investments available to the Company.
The Company is prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of its outstanding voting securities will be its affiliate for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such affiliate without the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of its affiliates, which could include concurrent investments in the same portfolio company, without prior approval of the Independent Trustees and, in some cases, of the SEC. The Company is prohibited from buying or selling any security from or to any person that controls its or who owns more than 25% of its voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.
The Advisor has applied for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private Kennedy Lewis funds that target similar assets. If an investment falls within the Board Criteria, Kennedy Lewis must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and the other Kennedy Lewis funds that target similar assets pro rata based on available capital in the asset class being allocated. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to the Company, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.
The time and resources that the Investment Team devotes to the Company may be diverted, and the Company may face additional competition due to the fact that the Investment Team is not prohibited from raising money for, or managing, another entity that makes the same types of investments that the Company targets.
Kennedy Lewis may raise money for, or manage, another investment entity that makes the same types of investments as those the Company targets. As a result, the time and resources the Investment Team could devote to the Company may be diverted. In addition, the Company may compete with any such investment entity for the same investors and investment opportunities.
The Company’s incentive fee arrangements with the Advisor may vary from those of other investment funds, account or investment vehicles managed by the Advisor, which may create an incentive for the Investment Team to devote time and resources to a higher fee-paying fund.
If the Advisor is paid a higher performance-based fee from any of its other funds, it may have an incentive to devote more research and development or other activities, and/or recommend the allocation of investment opportunities, to such higher fee-paying fund. For example, to the extent the Advisor’s incentive compensation is not subject to a hurdle or an income incentive fee cap with respect to another fund, it may have an incentive to devote time and resources to such other fund.

The Advisor’s liability is limited under the Advisory Agreement and the Company has agreed to indemnify the Advisor against certain liabilities, which may lead the Advisor to act in a riskier manner on the Company’s behalf than it would when acting for its own account.
Under the Advisory Agreement, the Advisor has not assumed any responsibility to the Company other than to render the services called for under that agreement. It will not be responsible for any action of the Board in following or declining to follow the Advisor’s advice or recommendations. Under the Advisory Agreement, the Advisor, its officers, members and personnel, and any person controlling or controlled by the Advisor will not be liable to the Company, any of its subsidiaries, its trustees, its shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Company under the Advisory Agreement. In addition, as part of the Advisory Agreement, the Company has agreed to indemnify the Advisor and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Company’s business and operations or any action taken or omitted on the Company’s behalf pursuant to authority granted by the Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.
The Advisor can resign as our investment adviser or administrator, respectively, upon 60 days’ notice and the Company may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations.
The Advisor has the right under the Advisory Agreement to resign as the Company’s investment adviser at any time upon 60 days’ written notice, whether the Company has found a replacement or not. Similarly, the Administrator has the right under the Administration Agreement to resign at any time upon 60 days’ written notice, whether the Company has found a replacement or not. If Kennedy Lewis were to resign as the Advisor or the Administrator, the Company may not be able to find a new investment adviser or administrator, respectively or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If the Company is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business and results of operations as well as its ability to pay distributions to its shareholders are likely to be adversely affected. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company’s investment objectives may result in additional costs and time delays that may adversely affect its business, financial condition, results of operations and cash flows.
The Company may experience fluctuations in its annual and quarterly operating results.
The Company could experience fluctuations in its annual and quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities it acquires, the default rate on such loans and securities, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
The Board may change the Company’s investment objectives, operating policies and strategies without prior notice or shareholder approval.
The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive the Company’s operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, the Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business or operating results. Nevertheless, any such changes could adversely affect its business and impair its ability to make distributions to its shareholders.
The Company is highly dependent on information systems and systems failures could significantly disrupt its business, which may, in turn, negatively affect the Company.
The Company’s business is highly dependent on the communications and information systems of the Advisor. In addition, certain of these systems are provided to the Advisor by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Company’s activities. This, in turn, could have a material adverse effect on the Company’s operating results and negatively affect the Company.
The failure in cyber security systems, as well as the occurrence of events unanticipated in the Company’s disaster recovery systems and management continuity planning could impair its ability to conduct business effectively.
The occurrence of a disaster, such as a cyber-attack against the Company or against a third-party that has access to the Company’s data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on its ability to communicate or conduct business, negatively impacting its operations and financial condition. This adverse effect can become particularly acute if those events affect the Company’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of its data.
The Company depends heavily upon computer systems to perform necessary business functions. Despite its implementation of a variety of security measures, the Company’s computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in the Company’s operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.
Third parties with which the Company does business may also be sources of cybersecurity or other technological risks. The Company outsources certain functions, and these relationships allow for the storage and processing of its information, as well as customer, counterparty, employee and borrower information. Cybersecurity failures or breaches by the Advisor and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Company invests, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Company’s ability to calculate its net asset value, impediments to trading, the inability of its shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While the Company engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Company may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The Company currently does not maintain insurance coverage relating to cybersecurity risks, and it may be required to expend significant additional resources to modify its protective measures or to investigate and remediate vulnerabilities or other exposures, and the Company may be subject to litigation and financial losses that are not fully insured.
The Company, the Advisor and the Company’s portfolio companies are subject to risks associated with “phishing” and other cyber-attacks.
The Company’s business and the business of its portfolio companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, the Company’s and its portfolio companies’ information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). The Advisor’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, regulatory fines or penalties, or other adverse effects on the Company’s business, financial condition or results of operations. In addition, the Company may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks related to cyber-attacks.
The Advisor’s and other service providers’ increased use of mobile and cloud technologies could heighten the risk of a cyber-attack as well as other operational risks, as certain aspects of the security of such technologies may be complex, unpredictable or beyond their control. These service providers’ reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt their operations and result in misappropriation, corruption or loss of personal, confidential or proprietary information. In addition, there is a risk that encryption and other protective measures against cyber-attacks may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available.
Additionally, remote working environments may be less secure and more susceptible to cyber-attacks, including phishing and social engineering attempts. Accordingly, the risks associated with cyber-attacks are heightened under current conditions.
Risks Related to Economic Conditions
Global economic, political and market conditions may adversely affect the Company’s business, results of operations and financial condition, including its revenue growth and profitability.
The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. The impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness as well as potential government shutdowns could adversely affect the U.S. and global financial markets and economic conditions.
Further downgrades of the U.S. credit rating, impending automatic spending cuts, another government shutdown or a failure to raise the statutory debt limit of the United States could negatively impact the Company’s liquidity, financial condition and earnings.
U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States.
The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact the Company’s ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on the Company’s business, financial condition and results of operations.
Risks Related to the Company’s Investments
Economic recessions or downturns could impair the Company’s portfolio companies, which would harm the Company’s operating results.
Many of the portfolio companies in which the Company invests are likely to be susceptible to economic slowdowns or recessions and may be unable to repay the Company’s loans during such periods. Therefore, the number of the Company’s non-performing assets is likely to increase, and the value of its portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of collateral securing some of its loans and debt securities and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in its portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. These events could prevent the Company from increasing its investments and harm its operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize its portfolio company’s ability to meet its obligations under the loans and debt securities that the Company holds. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that the Company could become subject to a lender’s liability claim, including as a result of actions taken if the Company renders significant managerial assistance to the borrower. Furthermore, if one of the Company’s portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize the Company’s debt holding and subordinate all or a portion of its claim to claims of other creditors, even though the Company may have structured its investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which the Company provided managerial assistance to that portfolio company.
The Company’s investments in leveraged portfolio companies may be risky, and it could lose all or part of its investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which the Company invests may have limited financial resources and may be unable to meet their obligations under their loans and debt securities. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees that it may have obtained in connection with our investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.
The Company may hold the loans and debt securities of leveraged companies that may, due to the significant operating volatility typical of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect that company. If the proceeding is converted to a liquidation, the value of the portfolio company may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Company’s influence with respect to the class of securities or other obligations it owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.
The Company’s investments in private and middle market portfolio companies are risky, and it could lose all or part of its investment.
Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Company relies on the ability of the Advisor’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Company is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and it may lose money on its investments. Middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Company holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the Company’s portfolio companies and, in turn, on the Company. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Company’s executive officers, trustees and investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from its investments in portfolio companies.
The lack of liquidity in the Company’s investments may adversely affect its business.
Most of the Company’s assets will be invested in illiquid loans and securities, and a substantial portion of its investments in leveraged companies will be subject to legal and other restrictions on resale or otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Company to sell such investments if the need arises. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded the investments.
The Company will be subject to credit, liquidity and interest rate risks.
The Company will invest in notes, bonds or other fixed income securities, which may include, without limitation, notes, bonds and debentures issued by corporations, government issued or guaranteed debt securities, commercial paper and “higher-yielding” (including non-investment grade) and, therefore, higher risk debt securities. The Company will therefore be subject to credit, liquidity and interest rate risks.
Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. This risk will be greater for long- term securities than for short-term securities. The Company may attempt to minimize the exposure of the portfolios to interest rate changes through the use of interest rate swaps, interest rate futures and/or interest rate options. However, there can be no guarantee that the Company will be successful in fully mitigating the impact of interest rate changes.
Higher-yielding debt securities are generally unsecured and may be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured on substantially all of the issuer’s assets. The lower rating of debt obligations in the higher-yielding sector reflects a greater probability that adverse changes in the financial condition of the issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal and interest. Non-investment grade debt securities may not be protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Also, the market for credit spreads is often inefficient and illiquid, making it difficult to accurately calculate discounting spreads for valuing financial instruments. It is likely that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.
The Company’s investments in loan interests may be difficult to value, have extended settlement periods and expose the Company to the risk of delayed receipt of principal and interest payments.
Loan interests generally are subject to restrictions on transfer, and the Company may be unable to sell loan interests at a time when it may otherwise be desirable to do so or may be able to sell them only at prices that are less than what the Advisor regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods, which expose the Company to the risk that the receipt of principal and interest payments may be delayed until the loan interest settles.
Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Company has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Company’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Company has an interest. In addition, if a secured loan is foreclosed, the Company would likely bear the costs and liabilities associated with owning and disposing of the collateral. The collateral may be difficult to sell and the Company would bear the risk that the collateral may decline in value while the Company is holding it.
The Company may acquire a loan interest by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee. As an assignee, the Company normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor.
Alternatively, the Company may acquire a participation interest in a loan that is held by another party. When the Company’s loan interest is a participation, the Company may have less control over the exercise of remedies than the party selling the participation interest, and it normally would not have any direct rights against the borrower. As a participant, the Company also would be subject to the risk that the party selling the participation interest would not remit the Company’s pro rata share of loan payments to the Company. It may be difficult for the Company to obtain an accurate picture of a lending bank’s financial condition.
Loan interests may not be considered “securities,” and purchasers, such as the Company, therefore may not be entitled to rely on the anti-fraud protections of U.S. federal securities laws.
The Company may invest in syndicated loans, which limits the Company’s available remedies against the borrower and may expose the Company to third-party risk.
The Company may invests in loans and participations therein originated by banks and other financial institutions. These investments may include highly leveraged loans to borrowers whose credit is rated below investment grade. Such loans are typically private corporate loans that are negotiated by one or more commercial banks or financial institutions and syndicated among a group of commercial banks and financial institutions. In order to induce the lenders to extend credit and to offer a favorable interest rate, the borrower often provides the lenders with extensive information about its business that is not generally available to the public. To the extent that the Company obtains such information and it is material and non-public, the Company will be unable to trade in the securities of the borrower until the information is disclosed to the public or otherwise ceases to be material, non-public information.
The Company may acquire interests in bank loans and other debt obligations either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. A participation interest in a portion of a debt obligation typically results in a contractual relationship with only the institution acting as a lender under the credit agreement, not with the borrower. As a holder of a participation interest, the Company generally will have no right to exercise the rights of the lender under the credit agreement, including the right to enforce compliance by the borrower with the terms of the loan agreement, approve amendments or waivers of terms, nor will the Company have any rights of set-off against the borrower, and the Company may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Company will be exposed to the credit risk of both the borrower and the institution selling the participation.
The Company may invest in structured products, which entails various risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks.
The Company may invest in securities backed by, or representing interests in, certain underlying instruments or assets (“structured products”). The cash flow on the underlying instruments or assets of structured products may be apportioned among the structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to the structured products is dependent on the extent of the cash flow on the underlying instruments. The performance of structured products will be affected by a variety of factors, including the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. Investing in structured products entails various risks, including credit risks, including the significant credit risks inherent in the underlying collateral, liquidity risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks.
Structured products are typically sold in private placement transactions, and investments in structured products may therefore be illiquid in nature, with no readily available secondary market. Because certain structured products of the type in which the Company may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Company may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products.
Structured products are also subject to the risks of the assets securitized. In particular, they are subject to risks related to the quality of the control systems and procedures used by the parties originating and servicing the securitized assets. Deficiencies in these systems may negatively affect the value of the securities, including by resulting in higher-than-expected borrower delinquencies or the inability to effectively pursue remedies against borrowers due to defective documentation.
Additionally, the yield to maturity of a tranche may be extremely sensitive to the rate of defaults in the underlying reference portfolio. A rapid change in the rate of defaults may have a material adverse effect on the yield to maturity. It is therefore possible that the Company may incur losses on its investments in structured products regardless of their original credit profile. Finally, the securities in which the Company is authorized to invest include securities that are subject to legal or contractual restrictions on their resale or for which there is a relatively inactive trading market. Securities subject to resale restrictions may sell at a price lower than similar securities that are not subject to such restrictions.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of the Company’s portfolio investments, reducing its net asset value through increased net unrealized depreciation.
As a BDC, the Company is required to carry its investments at market value or, if no market value is ascertainable, at fair value. As part of the valuation process, the Advisor may take into account the following types of factors, if relevant, in determining the fair value of its investments:
•	available current market data, including relevant and applicable market trading and transaction comparables;
•	applicable market yields and multiples;
•	security covenants;
•	call protection provisions;
•	information rights;
•	the nature and realizable value of any collateral;
•	the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;
•	comparisons of financial ratios of peer companies that are public;
•	comparable merger and acquisition transactions; and
•	the principal market and enterprise values.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Advisor uses the pricing indicated by the external event to corroborate its valuation. The Advisor records decreases in the market values or fair values of its investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in the Company’s portfolio. The effect of all of these factors on its portfolio may reduce the Company’s net asset value by increasing net unrealized depreciation in its portfolio. Depending on market conditions, the Company could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The Company’s failure to make follow-on investments in its portfolio companies could impair the value of its portfolio.
Following an initial investment in a portfolio company, the Company may make additional investments in that portfolio company as “follow-on” investments, in seeking to:
•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;
•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or
•	preserve or enhance the value of our investment.
The Company has discretion to make follow-on investments, subject to the availability of capital resources. Failure on its part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and its initial investment, or may result in a missed opportunity for it to increase its participation in a successful operation. Even if it has sufficient capital to make a desired follow-on investment, the Company may elect not to make a follow-on investment because it may not want to increase its level of risk, because it prefers other opportunities or because it is inhibited by compliance with the requirements of the 1940 Act or the desire to qualify or maintain its qualification as a RIC.
Because the Company generally does not hold controlling equity interests in portfolio companies, the Company may not be able to exercise control over its portfolio companies or to prevent decisions by management of its portfolio companies that could decrease the value of its investments.
The Company will not generally hold controlling equity positions in any of portfolio companies. As a result, the Company is subject to the risk that a portfolio company may make business decisions with which it disagrees, and that the management and/or shareholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests. Due to the lack of liquidity of the debt and equity investments that the Company holds in its portfolio companies, it may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company and may therefore suffer a decrease in the value of its investments.
Defaults by the Company’s portfolio companies will harm its operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations to the Company under the loans or debt or equity securities held by it. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.
Prepayments of the Company’s debt investments by its portfolio companies could adversely impact its results of operations and ability to make shareholder distributions.
The Company is subject to the risk that the debt investments it makes in portfolio companies may be repaid prior to maturity. The Company expects that its investments will generally allow for repayment at any time subject to certain penalties. When this occurs, the Company intends to generally reinvest these proceeds in temporary investments, pending their future investment in accordance with its investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and the Company could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, the Company’s results of operations could be materially adversely affected if one or more of the Company’s portfolio companies elects to prepay amounts owed to it. Additionally, prepayments could negatively impact the Company’s ability to make, or the amount of, shareholder distributions with respect to the holders of Common Shares.
The transition away from the London Interbank Offered Rate (“LIBOR”) and changes in interest rates may affect the Company’s net investment income.
The Company’s debt investments may be based on floating rates, such as the LIBOR, EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on the Company’s investments, the value of its interests and the rate of return on invested capital. The Company’s floating rate investments may be linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to the Company that are linked to LIBOR, or how such changes could affect the Company’s results of operations or financial condition. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Company or on its overall financial condition or results of operations.
In the recent past, concerns have been publicized that some of the member banks surveyed by British Bankers’ Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivative positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.
In recent years, the number of unsecured interbank funding transactions in the LIBOR markets has declined substantially and public and private sector industry initiatives have focused on identifying new or alternative reference rates that could be used in place of IBORs. These initiatives have gained momentum, particularly in light of the announcement in July 2017 by the UK Financial Conduct Authority (“FCA”) that it would no longer use its influence or legal powers to persuade or compel contributing banks to make LIBOR submissions after the end of 2021. On March 5, 2021, the FCA confirmed that all LIBOR settings will either cease to be provided by any administrator or no longer be representative: (a) immediately after December 31, 2021, in the case of Sterling, Euro, Swiss Franc and Japanese Yen LIBOR benchmark settings, and the 1-week and 2-month U.S. Dollar LIBOR benchmark settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. Dollar LIBOR benchmark settings (the “March 2021 Announcement”).
In the United States, the Alternative Reference Rate Committee (“ARRC”), which is sponsored by the Board of Governors of the Federal Reserve System, has designated the Secured Overnight Financing Rate (“SOFR”) as the best rate to replace U.S. dollar LIBOR as a benchmark rate, and the Federal Reserve Bank of New York began publishing SOFR on April 3, 2018. SOFR is an overnight rate based on trade-level data from various segments of the U.S. Treasury repo market. However, unlike LIBOR, SOFR is a secured (and, accordingly, a more risk-free) rate, and is a “backward-looking” overnight rate (and therefore does not include forward-looking term maturities (such as 1-month, 3-month, and 6-month rates)). On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rates. The CME Term SOFR reference rates provide forward-looking term rate estimates derived from SOFR, calculated and published for One-Month, Three-Month, Six-Month and Twelve-Month tenors (referred to as Term SOFR). Working groups in other countries for Sterling LIBOR, Euro LIBOR, Yen LIBOR and Swiss LIBOR have also designated alternative reference rates for use in lieu of LIBOR in those currencies.
U.S. dollar LIBOR continues to be published; however, there is no assurance that LIBOR will continue to exist as a representative rate until the date set forth in the March 2021 Announcement, or at any time thereafter. Although some LIBOR benchmark settings may continue until the dates set forth in the March 2021 Announcement and some LIBOR benchmark settings may continue to be available on a synthetic, non-representative basis thereafter, some regulators have prohibited the use of any LIBOR benchmarks in new contracts and have required that regulated entities transition existing contracts to another benchmark prior to the dates set forth in the March 2021 Announcement. Although settings of such LIBOR benchmarks may continue to be available, such prohibitions and requirements may adversely affect the value of the Company’s adjustable rate investments.
Although market participants, together with regulators, are working diligently to construct a viable alternative benchmark rate to LIBOR rates, there is no assurance that appropriate and usable alternative reference rates will be developed, or that there will be sufficient liquidity in the markets using those alternative reference rates. Benchmark-related developments are on-going and fast moving and the potential effects of the move away from LIBOR and other global benchmarks on certain types of investments or products can be difficult to ascertain. There remains uncertainty regarding the future use of LIBOR, the timing of the transition to other benchmarks and the nature of the other benchmarks to be utilized (including any alternative reference rates). Factors to consider include the existing fallback provisions (if any) in relevant contracts and if, how and when other benchmarks (including alternative reference rates) and the related fallbacks are adopted for new and legacy products.

There is also no assurance that the characteristics of any alternative reference rates that are designated will be similar to those of any LIBOR, or that any alternative reference rate will be suitable for use as a benchmark rate for any particular product or security, or that use of an alternative reference rate will produce the economic equivalence of the LIBOR-based rate currently used for such products or securities.
A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.
Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments. Accordingly, a change in the interest rate could make it easier for the Company to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to the Advisor with respect to the portion of the incentive fee based on income.
The effect of global climate change may impact the operations of the Company’s portfolio companies.
There may be evidence of global climate change. Climate change creates physical and financial risk and some of the Company’s portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of the Company’s portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of the Company’s portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.
The Company’s portfolio companies may incur debt that ranks equally with, or senior to, its investments in such companies.
The Company’s may invest a portion of its capital in second lien and subordinated loans issued by its portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the loans in which the Company invests. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which the Company is entitled to receive payments in respect of the loans in which it invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to the Company’s investment in that portfolio company would typically be entitled to receive payment in full before the Company receives any distribution in respect of the Company’s investment. After repaying senior creditors, a portfolio company may not have any remaining assets to use for repaying its obligation to the Company. In the case of debt ranking equally with loans in which the Company invest, the Company would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
Additionally, certain loans that the Company makes to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before the Company. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then the Company, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.
The Company may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Company’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.
The rights the Company may have with respect to the collateral securing the loans the Company makes to portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Company enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:
•	the ability to cause the commencement of enforcement proceedings against the collateral;
•	the ability to control the conduct of such proceedings;
•	the approval of amendments to collateral documents;
•	releases of liens on the collateral; and
•	waivers of past defaults under collateral documents.
•	The Company may not have the ability to control or direct such actions, even if the Company’s rights are adversely affected.
The Company may be exposed to special risks associated with bankruptcy cases.
One or more of the Company’s portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, the Company cannot assure investors that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.
To the extent that portfolio companies in which the Company has invested through a unitranche facility are involved in bankruptcy proceedings, the outcome of such proceedings may be uncertain. For example, it is unclear whether a bankruptcy court would enforce an agreement among lenders which sets the priority of payments among unitranche lenders. In such a case, the “first out” lenders in the unitranche facility may not receive the same degree of protection as they would if the agreement among lenders was enforced.
The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.
In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender liability claim (alleging that the Company misused its influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from the Company and it provides that assistance. To the extent the Company and an affiliate both hold investments in the same portfolio company that are of a different character, the Company may also face restrictions on its ability to become actively involved in the event that portfolio company becomes distressed as a result of the restrictions imposed on transactions involving affiliates under the 1940 Act. In such cases, the Company may be unable to exercise rights the Company may otherwise have to protect its interests as security holders in such portfolio company.
If the Company makes subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.
The Company may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or economic conditions in general. If the Company makes a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
The disposition of the Company’s investments may result in contingent liabilities.
Substantially all of the Company’s investments involve loans and private securities. In connection with the disposition of an investment in loans and private securities, the Company may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. The Company may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities.
The Company may not realize gains from its equity investments.
When the Company invests in loans and debt securities, it may acquire warrants or other equity securities of portfolio companies as well. The Company may also invest in equity securities directly. To the extent it holds equity investments, the Company will attempt to dispose of them and realize gains upon its disposition of them. However, the equity interests the Company receives may not appreciate in value and may decline in value. As a result, the Company may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.
Risks Relating to the Common Shares
There is a risk that investors may not receive distributions or that the Company’s distributions may not grow over time and a portion of its distributions may be a return of capital.
The Company intends to make distributions on a quarterly basis to its shareholders out of assets legally available for distribution (i.e., not subject to any legal restrictions under Delaware law on the distribution thereof). The Company cannot assure investors that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be made at the discretion of the Board and will depend on our earnings, financial condition, maintenance of RIC status, compliance with BDC regulations and such other factors as the Board may deem relative from time to time. The Company cannot assure investors that it will make distributions to its shareholders in the future.
The Company’s ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to the Company under the 1940 Act as a BDC, the Company may be limited in its ability to make distributions. In addition, restrictions and provisions in any future credit facilities, as well as in the terms of any debt securities the Company may issue, may limit its ability to make distributions in certain circumstances.
When the Company makes distributions, it will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in the Common Shares and, assuming that an investor holds the Common Shares as a capital asset, thereafter as a capital gain.

Investing in the Common Shares may involve an above average degree of risk.
The investments the Company makes in accordance with its investment objectives may result in a higher amount of risk, and higher volatility or loss of principal, than alternative investment options. The Company’s investments in portfolio companies may be speculative and, therefore, an investment in the Common Shares may not be suitable for someone with lower risk tolerance.

Item 2.	Financial Information.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.
Revenues
We generate revenue in the form of interest income and fees primarily from senior secured loans with some capital appreciation through nominal equity co-investments. In some cases, our debt investments may pay interest in-kind, or PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.
Expenses
We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by the Advisor, pursuant to the terms of the Advisory Agreement. Under the Resource Sharing Agreement, Kennedy Lewis Management makes its investment and portfolio management and monitoring teams available to the Advisor. The Resource Sharing Agreement (i) provides the Company with access to deal flow generated by Kennedy Lewis in the ordinary course of its business; and (ii) provides the Company with access to Kennedy Lewis Management’s investment professionals and non-investment employees. The services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of Kennedy Lewis Management, as our Administrator, pursuant to the terms of the Administration Agreement. All investment professionals of the Advisor and Kennedy Lewis Management, when and to the extent engaged in providing investment advisory and management services under the Advisory Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the Advisor and not by the Company. We will bear all other costs and expenses of its operations and transactions, including those listed in the Advisory Agreement. See “Item 1. Business – Advisory Agreement.”
We will reimburse the Administrator in an amount equal to the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs. In addition, if requested to provide significant managerial assistance to the Company’s portfolio companies, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount that the Company receives from such portfolio companies for providing this assistance. See “Item 1. Business – Advisory Agreement.”
We have entered into the Expense Support Agreement with the Advisor which will provide that the Company will defer and/or limit the amount of expenses to be borne by the Company in certain circumstances and obligate the Advisor to pay such expenses on behalf of the Company, subject to certain requirements by the Company to reimburse the Advisor for its payment of certain expenses. See “Item 1. Business – Expense Support and Conditional Reimbursement Agreement.”
From time to time, the Advisor or its affiliates may pay third-party providers of goods or services. We will reimburse the Advisor or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our shareholders.
Financial Condition, Liquidity and Capital Resources
We intend to generate cash primarily from the net proceeds of the Private Offering and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses, payment of cash distributions to our shareholders and repurchases of our Common Shares under our share repurchase program.

Critical Accounting Policies
The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.
Investment Valuation
In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 — Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly; and
Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.
The Company considers whether the volume and level of activity for the asset or liability have significantly decreased and identifies transactions that are not orderly in determining fair value. Accordingly, if the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.
Investment Valuation Process
The Company shall value its investments in accordance with valuation procedures approved by the Board. In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Advisor as the Company’s “Valuation Designee”. The Advisor has established a Valuation Committee that is responsible for determining the fair value of the Company’s investments in instances where there is no readily available market value. Investments for which market quotations are readily available may be priced by independent pricing services. The Company has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies. See “Item 1. Business – Determination of Net Asset Value.”
Revenue Recognition
The Company records interest income on an accrual basis to the extent such interest is deemed collectible. Payment-in-kind (“PIK”) interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.

Contractual Obligations
As of [  ], 2022, we had not commenced operations and did not have any significant contractual payment obligations.
Off-Balance Sheet Arrangements
Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.
Quantitative and Qualitative Disclosures About Market Risk
We are subject to financial market risks, including changes in interest rates. Most of the Company’s portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and, in accordance with Rule 2a-5 under the 1940 Act, the Company values these investments at fair value as determined in good faith by the Advisor, the valuation designee of the Board (the “Valuation Designee”). The Company has retained an external, independent valuation firm to provide data and valuation analyses on the Company’s portfolio companies. See “Item 1. Business – Determination of Net Asset Value.”
Item 3.	Properties.
We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at Tate Capital Company, 111 W. 33rd St., Suite 1910, New York, NY 10120, where we occupy office space pursuant to the Administration Agreement with Kennedy Lewis Management. We believe that our current office facilities are adequate to meet our needs.
Item 4.	Security Ownership of Certain Beneficial Owners and Management.
We have not yet commenced commercial activities and will not do so until the Initial Closing Date.

Item 5.	Directors and Executive Officers.
Board of Trustees and Executive Officers
The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of five members, three of whom are Independent Trustees. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.
The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Advisor as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.
The Board has established an Audit Committee, which has the responsibilities discussed in greater detail below. Under the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) and Bylaws (“Bylaws,” and together with the Declaration of Trust, the (“Organizational Documents”), the Company is not required to hold annual shareholder meetings.
James Didden, an Interested Trustee, serves as Chairperson of the Board. The Board believes that it is in the best interests of investors for James Didden to lead the Board because of his extensive knowledge of and experience in the financial services industry. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual trustees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.
Trustees
The following information regarding the Board is as of [  ], 2023:
Name	Birth Year	Position	Length of Service
Interested Trustees
James Didden	1967	Chairperson and Chief Executive Officer	Since 2022
Doug Logigian	1981	Trustee	Since 2022

Independent Trustees
Ankur Keswani	1977	Trustee	Since 2022
Julian Markby	1952	Trustee	Since 2022
Catherine Smith	1953	Trustee	Since 2022
The address for each Trustee is c/o Tate Capital Company, 111 W. 33rd St. Suite 1910, New York, NY 10120.
Executive Officers who are Not Trustees
The following information regarding the executive officers who are not trustees is as of [  ], 2023:
Name	Birth Year	Position
Gary Klayn	1976	Controller
Greg MacCordy	1953	Chief Compliance Officer
Anthony Pasqua	1978	Chief Financial Officer
Rachel Presa	1979	Vice President and Secretary
The address for each of the Company’s executive officers is c/o Tate Capital Company, 111 W. 33rd St. Suite 1910, New York, NY 10120.

Trustee Biographies
Our trustees have been divided into two groups – Interested Trustees and Independent Trustees. An Interested Trustee is an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Advisor.
Interested Trustees
James Didden has served as a member of the Board and as Chairperson of the Company since 2022. Mr. Didden joined Kennedy Lewis in 2021 as Head of Private Wealth Solutions and President of Tate Capital Holdings LLC. Prior to joining Kennedy Lewis, Mr. Didden was a Co-Founder and Managing Partner of a registered investment advisor based in New Jersey. For most of his career, Mr. Didden has been a senior executive in the leveraged finance industry. Previously, he was an original partner of GSO Capital Partners upon its founding in 2005. Subsequently, he became a Senior Managing Director at Blackstone upon its acquisition of GSO in 2008. While at Blackstone/GSO, Mr. Didden held several senior positions. Initially, he helped GSO run its liquid credit strategies as Head Trader and a Portfolio Manager for its flagship credit hedge fund and separately managed accounts. During this period, he was also involved in the formation of GSO’s private lending business and sat on several investment committees. Later, he was Co-Head of Customized Credit Strategies (CCS), which was Blackstone/GSO’s senior loan business and comprised over half the firm’s assets under management. As Co-Head of CCS, Mr. Didden helped oversee the firm’s CLO, closed-end fund and ETF businesses and sat on several investment committees. As Co-Head of CCS, he spent significant time on product development as well as raising capital in the private wealth arena as part of Blackstone’s initial efforts in that channel. Before joining GSO Capital Partners in 2005, Mr. Didden was a Managing Director in High Yield Sales & Trading at Deutsche Bank. Prior to Deutsche Bank, he was a partner at J. & W. Seligman & Co., serving as Portfolio Manager and Head Trader for the firm’s multibillion dollar High Yield portfolio. Prior to starting his investment management career, Mr. Didden was a tax lawyer at Kelley Drye & Warren in New York City.
Mr. Didden is on the Board of Sanctuary Wealth. Mr. Didden actively supports charitable causes in his community and various academic institutions. Mr. Didden received a B.A. from Boston College, a J.D. with honors from American University Law School and a Masters in Tax Law from New York University Law School. He was formerly a member of the New York and New Jersey Bars.
Doug Logigian has served as a member of the Board since 2022. Mr. Logigian joined Kennedy Lewis in 2020 and is a Co-Managing Partner and the President of Kennedy Lewis Management LP. Mr. Logigian serves on the Kennedy Lewis Management LP’s Investment Committee as well as the Executive Committee. Mr. Logigian was formerly a Senior Managing Director with Blackstone from 2006 to 2019. He was the Head of Capital Markets and a Portfolio Manager for GSO Capital Partners, and he sat on the Investment Committee for GSO’s special situation-oriented funds. Mr. Logigian also served on Blackstone’s Capital Markets Committee. Prior to his portfolio management responsibilities, Mr. Logigian served as the Head Trader across the GSO alternatives platform, where he oversaw the operations of the trading desk and transacted in all of the asset classes in which GSO trafficked. Prior to joining GSO in 2006, Mr. Logigian worked as an Associate at Citibank where he was responsible for managing a book of high yield cash bonds and credit default swaps on the Credit Trading Desk. While at Blackstone, Mr. Logigian served on the Board of Directors for Seneca Mortgage.
Mr. Logigian received a BA with honors from Harvard University.
Independent Trustees
Ankur Keswani has served as a member of the Board since 2022. Ms. Keswani has over 20 years of experience in credit investing, trading and risk management. From 2012-2020, she was the Head of Corporate Credit at Serengeti Asset Management where she helped manage over $1 billion in assets. She has also led several successful turnarounds and post bankruptcy workouts. During that time, she was a member of the Investment Committee and the Risk Committee. Ms. Keswani joined Serengeti in 2008 as a Senior Managing Director.
Prior to joining Serengeti, Ms. Keswani was at Goldman Sachs from 1999-2007. From 2004-2007, Ms. Keswani was a Vice President and traded high yield and distressed instruments. She was a market maker for healthcare, telecom, media/broadcasting, utilities and chemicals bonds and CDS. Between 1999-2004, Ms. Keswani was on the high yield and distressed research team at Goldman Sachs. In 2002 she was asked to lead the healthcare research team. In 2003 and 2004, she became an Institutional Investor ranked High Yield Healthcare Analyst. In 2017,

Ms. Keswani was added to the Hedge Fund Journal’s Top 50 Women in Hedge Funds. She received her B.A. with Honors from Oxford University in Philosophy, Politics and Economics. She has been involved in several not-for-profit Boards including West Side Montessori School, WomanKind, American Friends of St. Hilda’s College, Oxford University and CitySpire Condominium.
Julian Markby has served as a member of the Board since 2022. Mr. Markby is an experienced independent director currently serving on the board of Digital River and Thiele Kaolin Company. In the past five years, Mr. Markby has also served on the boards Nordic Aviation Capital, Premiere Global Networks, Blackboard, Momentive Performance Materials and Siguler Guff Small Business Credit Opportunities Fund, and represented JPMorgan Chase’s investment at Ligado Networks (formerly LightSquared), where he served as a board observer and held JPMorgan Chase’s voting proxy. Mr. Markby also serves on the board of the National Association of Corporate Directors, CT Chapter.
Catherine Smith has served as a member of the Board since 2022. Ms. Smith currently serves as a board member for Global Atlantic Financial Group, a privately-owned insurance company operating in the United States and domiciled in Bermuda. Ms. Smith is chair of the Operations and Technology Committee and sits on the Audit Committee. Additionally, she chairs Outward Bound USA and serves a vice chair of the board of trustees of Hampshire College. Ms. Smith served as Commissioner of Economic and Community Development for the State of Connecticut from 2011-2019, responsible for designing and implementing strategies to improve the economy in the state.
In addition to collaborating with companies across the state to add jobs and boost the economy, Ms. Smith had oversight of arts and culture as well as brownfield re-development. Prior to working for the State of Connecticut, Ms. Smith served as CFO and CEO for ING’s US Retirement business, helping build over $280 billion of assets under management and focusing on enhancing customer experience while increasing return on equity. She also led the ING Operations and Technology teams, integrating the back offices of three large companies brought together through acquisition. Prior to joining ING in 2000, Ms. Smith held several investment and financial roles at Aetna. She started her career at the Aetna Investment Group, working with real estate and private placement loan origination. Later she led the Investor Relations office and became Chief Financial Officer for the Retirement Business. Smith is a graduate of Hampshire College and received a Master of Public and Private Management from Yale’s School of Management.
Executive Officers Who Are Not Trustees
Gary Klayn has served as the Company’s Controller since 2022. Gary Klayn joined Kennedy Lewis in December 2022 and is a Managing Director focused on finance. Mr. Klayn was formerly a Vice President at Onex Falcon where he was responsible for the finance function of Onex Falcon Direct Lending BDC Fund. Prior to that, Mr. Klayn held various positions at Muzinich & Co., including as Director of Fund Accounting and as Finance and Operations Manager in the Private Debt/BDC department. Mr. Klayn began his career at Deloitte & Touche LLP where he was a Manager in the Assurance and Advisory practice. Mr. Klayn has over 25 years of experience and received a B.S. in Accounting from Brooklyn College. Mr. Klayn is a Certified Public Accountant.
Gregory MacCordy has served as the Company’s Chief Compliance Officer since 2022. Mr. MacCordy has served as the Company’s Chief Compliance Officer since 2022. Mr. MacCordy is a Director at ACA and an experienced compliance, risk and subject matter expert with over 30 years of regulatory and financial services experience. He serves as chief compliance officer or chief risk officer for SEC registered investment advisers and investment companies such as BDC and interval funds. Mr. MacCordy has a thorough knowledge of the 1940 Act and Adviser Acts, Compliance rules 206 (4)-7 under the Advisers Act and 38a-1 under the 1940 Act and Dodd Frank rules for liquidity and derivative usage. His product knowledge includes direct lending and leverage loans, CLO collateral management and trading, BDCs, CDOs, fixed income, mutual funds, private equity, hedge funds and real estate and credit derivatives.
Most recently he worked four years at the SEC where he was an Industry Expert and Specialized Compliance Examiner in the Asset Management Unit (Enforcement Division) conducting enforcement investigations of investment companies, investment advisers and mutual funds in the areas of BDCs, CLOs, private equity, hedge funds, real estate, and fixed income trading. Mr. MacCordy also worked with the SEC’s Office of Compliance Inspection and Examination (OCIE) conducting exams of investment advisors and investment companies’ compliance policies and procedures and violations of securities laws. Mr. MacCordy graduated from the University of Missouri with a Bachelor of Science & Business Administration in Accounting, and from New York University

Stern School of Business with an MBA in Finance. In his continuing education while at the SEC, he studied Corporate Controls, Compliance and Governance at Georgetown University Law Center.
Anthony Pasqua has served as the Company’s Chief Financial Officer since 2022. Mr. Pasqua joined Kennedy Lewis in 2017 and is a Partner and the Advisor’s Chief Operating Officer and Chief Financial Officer. Mr. Pasqua has direct responsibility across Legal, Finance, Compliance, IT, and HR, and he serves on the Advisor’s Executive Committee. Mr. Pasqua was formerly the COO/CFO of several credit related hedge funds, including Ellis Lake Capital where he was a Founding Member. Prior to being a COO/CFO Mr. Pasqua was the Head of Operations at Shumway Capital Partners (2008-2009) and the Controller/Director of Operations at Chatham Asset Management (2003-2008).
Mr. Pasqua graduated from East Stroudsburg University in 2000 with a BA in Business Management and earned his MBA from Fairleigh Dickinson University in 2007. Mr. Pasqua is a Certified Public Accountant.
Rachel Presa has served as the Company’s Vice President and Secretary since 2022. Ms. Presa joined Kennedy Lewis in 2021 and is a Director and the Firm’s Chief Compliance Officer and Fund Counsel. Ms. Presa has over a decade of experience representing and advising investment funds, financial institutions, and other clients in legal and compliance matters, including regulatory investigations and enforcement, civil litigation, and bankruptcy and restructuring. Ms. Presa was formerly Senior Counsel at the law firm of Akin Gump Strauss Hauer & Feld. Prior to her legal career, Ms. Presa taught English and writing in public high schools in North Carolina and Maryland.
Ms. Presa is on the Junior Advisory Board of Her Justice.
Ms. Presa has a BA from Goucher College and earned her JD at New York University School of Law.
Board Leadership and Structure
The Board monitors and performs an oversight role with respect to the Company’s business and affairs, including with respect to the Company’s investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of the Company’s service providers. Among other things, the Board approves the appointment of the Advisor and officers, reviews and monitors the services and activities performed by the Advisor and executive officers, and approves the engagement and reviews the performance of the Company’s independent registered public accounting firm.
Under the Company’s Bylaws, the Board may designate a Chairperson to preside over the meetings of the Board and meetings of the shareholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the Chairperson of the Board should be an Independent Trustee and believes that the Company should maintain the flexibility to select the Chairperson and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of the Company and its shareholders at such times.
The Company recognizes that different board leadership structures are appropriate for companies in different situations. The Company intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.
Board’s Role in Risk Oversight
The Board performs its risk oversight function primarily through (a) its standing Audit Committee and Nominating and Corporate Governance Committee, which report to the entire Board and are comprised solely of Independent Trustees, and (b) active monitoring by the Company’s Chief Compliance Officer of the Company’s compliance policies and procedures. The Board may establish additional committees in the future.
As described below in more detail below, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff (sourced through the Administrator), if any, accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements.
The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Board will review, on a quarterly and annual basis, written reports from the Chief Compliance Officer discussing the adequacy and effectiveness of the Company’s compliance policies and procedures and the Company’s service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the

Company’s compliance policies and procedures and the Company’s service providers’ compliance policies and procedures since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Trustees at least once each year.
All trustees are expected to attend at least 75% of the aggregate number of meetings of the Board and the committees on which they serve. The Company requires each trustee to make a diligent effort to attend all Board and committee meetings.
Audit Committee
The Audit Committee is currently composed of all of the Independent Trustees. Catherine Smith serves as Chairperson of the Audit Committee. The Board has determined that Ms. Smith is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act and meets the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual audited financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently composed of all the Independent Trustees. Julian Markby serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating trustees for election by shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its shareholders. In considering possible candidates for election as a trustee, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting trustees who:
•	are of high character and integrity;
•	are accomplished in their respective fields, with superior credentials and recognition;
•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
•	have sufficient time available to devote to the Company’s affairs;
•	are able to work with the other members of the Board and contribute to the Company’s success;
•	can represent the long-term interests of shareholders as a whole; and
•	are selected such that the Board represents a range of backgrounds and experience.
The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of trustees that best serves the Company’s needs and the interests of shareholders.

Investment Committee
The Advisor’s Investment Committee is comprised of David K. Chene, Doug Logigian and Darren L. Richman. The Investment Committee leads the investment activities of the Advisor and has worked together at Kennedy Lewis across multiple credit cycles.
•	David K. Chene is the Co-Founder, Co-Portfolio Manager & Co-Managing Partner of Kennedy Lewis Management LP. See “Item 1 – Business – Biographies of the Investment Team” for Mr. Chene’s biography.
•
Doug Logigian is the Co-Managing Partner & President of Kennedy Lewis Management LP. See “Item 5 – Directors and Executive Officers – Trustees Biography – Interested Trustees” for Mr. Logigian’s biography.

•
Darren L. Richman is the Co-Founder, Co-Portfolio Manager & Co-Managing Partner of Kennedy Lewis Management LP. See “Item 1 – Business – Biographies of the Investment Team” for Mr. Richman’s biography.

All investment decisions for the Company are reviewed and approved by the Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments. The Investment Committee is supported by a team of investment professionals who bring to Kennedy Lewis considerable experience with Kennedy Lewis and/or from other leading private equity, investment banking, financial services, corporate law and accounting firms.
Item 6.	Executive Compensation.
None of the Company’s officers receive direct compensation from the Company. The Company has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Company’s Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and internal audit staff, if any. In addition, to the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions at cost. The Company will agree to reimburse the Administrator for its allocable portion of the compensation of any personnel that it provides for use by the Company.
Compensation of Trustees
The Independent Trustees will receive an annual fee of $125,000 (prorated for any partial year). The chair of the Audit Committee will receive an additional fee of $25,000 per year. We are also authorized to pay the reasonable out-of-pocket expenses for each Independent Trustee incurred in connection with fulfillment of his or her duties as an Independent Trustee.
We have obtained trustees’ and officers’ liability insurance on behalf of our trustees and officers. We do not have a profit-sharing or retirement plan, and trustees do not receive any pension or retirement benefits. No compensation is paid to trustees who are “interested persons.” The Board reviews and determines the compensation of Independent Trustee.
Item 7.	Certain Relationships and Related Transactions, and Director Independence.
We have entered into the Advisory Agreement with the Advisor and the Administration Agreement with the Administrator. Certain of our executive officers and the Chairperson of our Board have ownership and financial interests in the Advisor and the Administrator. Certain of our executive officers and the Chairperson of our Board also serve as principals of other investment managers affiliated with the Advisor and the Administrator that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and trustees and the partners of the Advisor and Kennedy Lewis serve or may serve as officers, trustees, principals of entities that operate in the same or related line of business as we do, or of investment funds managed by its affiliates, although we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Kennedy Lewis. However, the Advisor and its affiliates intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of Kennedy Lewis, subject to compliance with applicable regulations, any allocation procedures and our co-investment exemptive relief order.

We have entered into a royalty-free license agreement with [Kennedy Lewis], pursuant to which it has agreed to grant us a non-exclusive license to use the name “Kennedy Lewis.” Under the license agreement, we have the right to use the “Kennedy Lewis” name for so long as Kennedy Lewis or one of its affiliates remains our investment adviser.
In addition, we rent office space from the Administrator and pay the Administrator our allocable portion of overhead and other expenses incurred by it in performing its obligations under our Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.
Item 8.	Legal Proceedings.
Neither we nor the Advisor are currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our businesses. We and the Advisor may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies.
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Market Information
We do not intend to list our shares on a national securities exchange, and the Board does not expect to complete a liquidity event within any specific time period, if at all.
Subsequent to any IPO or Exchange Listing (each as defined below), the Company will pay the Advisor (i) a base management fee calculated at an annual rate of 1.25% of the Company’s average net assets, at the end of the two most recently completed calendar quarters and (ii) the Income Incentive Fee and Capital Gains Incentive Fee described above except that all of the 12.5% figures referenced therein will be increased to 15%. In addition, the expense support aspect (but not the conditional reimbursement aspect) of the Expense Support Agreement will no longer be of any force or effect subsequent thereto with respect to the Company.
Liquidity Event
The Board may, in its sole discretion, after the ten (10) year anniversary of the Initial Closing Date determine to cause the Company to conduct a “Liquidity Event,” which is defined as including (1) an initial public offering (“IPO”) or other listing of the Common Shares on a national securities exchange (an “Exchange Listing”), or (2) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Advisor. The decision to cause the Company to conduct a Liquidity Event will take into consideration factors such as prevailing market conditions at the time and the Company’s portfolio composition. The ability of the Company to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Company’s portfolio and prevailing market conditions at the time.
Until the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, will conduct quarterly repurchases of its Common Shares. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares.”
Should the Board determine to cause the Company to conduct a Liquidity Event, each investor will be required to agree to cooperate with the Company and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate a Liquidity Event, it being understood that the Company may, without obtaining the consent of any investors, make modifications to the Company’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the investors are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Registration Statement.

Upon completion of any Liquidity Event, pre-existing investors may also be required to enter into a lock-up agreement with the underwriters of any Liquidity Event or otherwise for a period not to exceed 180 days (or such longer period as may be required or determined to be advisable by the underwriters of the IPO or otherwise based on prevailing market conditions and practice at the time).
Transfer and Resale Restrictions
Our Common Shares will not be registered under the Securities Act. The Common Shares issued in the Private Offering are expected to be exempt from registration requirements pursuant to Section 4(a)(2) of and Regulation D under the Securities Act.
Because our Common Shares will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities.” The Common Shares offered and sold in the Private Offering may not be sold, assigned, transferred or pledged (each, a “Transfer”) (i) without the Company’s prior written consent and (ii) the Transfer is made in connection with transactions exempt from, or not subject to, the registration requirements of the Securities Act, and otherwise in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.
Following any Liquidity Event, investors may be restricted from selling or transferring their Common Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of any Liquidity Event or otherwise.
Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.
Discretionary Repurchase of Shares
No Right of Redemption
No shareholder or other person holding shares acquired from a shareholder has the right to require the Company to repurchase any Common Shares. No public market for the Common Shares exists, and none is expected to develop in the future. Consequently, shareholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Company, as described below.
Repurchases of Shares
Prior to any Liquidity Event, and subject to market conditions and the Advisor’s commercially reasonable judgment, and subject to authorization by the Board, the Company intends from time to time to offer to repurchase Common Shares pursuant to written tenders by shareholders. Subject to market conditions, the Advisor will in its commercially reasonable judgment cause the Company to repurchase shares from shareholders on a quarterly basis in an amount not to exceed 5.0% of the Company’s net asset value; provided, however, that the Advisor, subject to the Board’s discretion and approval, shall cause the Company to repurchase Common Shares from shareholders in an amount at least equal to 10.0% of the Company’s net asset value in respect of the fourth calendar quarter of each of the eighth and tenth calendar years following the Initial Closing Date. Prior to any IPO or an Exchange Listing, and subject to market conditions and the Advisor’s commercially reasonable judgment, the Company intends to commence quarterly repurchases following the one-year anniversary of the Initial Closing Date, with the first quarterly repurchase offer commencing on the first business day of the first full calendar quarter following such one-year anniversary. Each repurchase offer will generally commence approximately 90 days prior to the applicable quarter-end repurchase date. With respect to any such repurchase offer, investors tendering shares must do so by a date specified in the notice describing the terms of the repurchase offer. The Notice Period shall conclude 5 days prior to the applicable quarter-end repurchase date.

There is no minimum portion of a shareholders Common Shares which must be repurchased in any repurchase offer. The Company has no obligation to repurchase Common Shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Advisor, in its sole discretion. In determining whether the Company should offer to repurchase Common Shares, the Advisor will consider the timing of such an offer, as well as a variety of operational, business and economic factors. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Company will consider the following factors, among others:
−	whether any shareholders have requested to tender Common Shares to the Company;
−	the liquidity of the Company’s assets (including fees and costs associated with redeeming or otherwise withdrawing from investment funds);
−	the investment plans and working capital and reserve requirements of the Company;
−	the relative economies of scale of the tenders with respect to the size of the Company;
−	the history of the Company in repurchasing shares;
−	the availability of information as to the value of the Company’s shares in investment funds;
−	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;
−	any anticipated tax consequences to the Company of any proposed repurchases of shares; and
−	the recommendations of the Advisor.
The Company will repurchase Common Shares from shareholders pursuant to written tenders on terms and conditions that the Advisor determines to be fair to the Company and to all shareholders. When the Advisor determines that the Company will repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their Common Shares during the period that a repurchase offer is open may obtain the Company’s net asset value per share by contacting the Advisor during the period. If a quarterly repurchase offer is oversubscribed by shareholders who tender Common Shares, the Company will repurchase a pro rata portion by value of the Common Shares tendered by each shareholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.
Repurchases of Common Shares by the Company will generally be paid in cash, except for shareholders that elect to receive their repurchase proceeds in kind by checking the appropriate box on the tender offer form. Any shareholder that submits a repurchase request in excess of $25 million may elect to receive its repurchase proceeds in kind by checking the corresponding box on the tender offer form. The Company will seek to distribute a pro rata slice of the entire portfolio to such shareholder to the extent practicable. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. The Company does not intend to impose any charges in connection with repurchases of shares.
Shares will be repurchased by the Company after the Base Management Fee has been deducted from the Company’s assets as of the end of the month in which the repurchase occurs — i.e., the accrued Base Management Fee for the quarter in which Common Shares are to be repurchased is deducted prior to effecting the relevant repurchase of Common Shares.
In light of liquidity constraints associated with the Company’s investments, the Company expects to employ the following repurchase procedures: Each repurchase offer will generally commence approximately 90 days prior to the applicable quarter-end repurchase date. A shareholder choosing to tender shares for repurchase must do so by the applicable deadline, which generally will be five days before the applicable quarter-end repurchase date. Shares will be valued as of the valuation date, which is generally expected to be March 31, June 30, September 30 or December 31 or the next business day, as applicable. Tenders will be revocable upon written notice to the Company until the end of the Notice Period.

If modification of the Company’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Advisor will adopt revised procedures reasonably designed to provide shareholders substantially the same liquidity for Common Shares as would be available under the procedures described above.
Payment for repurchased shares may require the Company to liquidate portfolio holdings earlier than the Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment related expenses as a result of higher portfolio turnover rates.
The Advisor intends to take measures to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.
A shareholder tendering for repurchase only a portion of the shareholder’s Common Shares will be required to maintain an account balance of at least $10,000 after giving effect to the repurchase. If a shareholder tenders an amount that would cause the shareholder’s account balance to fall below the required minimum of $10,000, the Company reserves the right to repurchase all of such shareholder’s Common Shares at any time that the aggregate net asset value of the Common Shares held by the shareholder (based on the then-most recently disclosed net asset value of the Common Shares) is, at the time of such compulsory repurchase, less than $10,000. This right of the Company to repurchase shares compulsorily may be a factor which shareholders may wish to consider when determining the extent of any tender for purchase by a Company.
Subject to applicable law, the Company may also repurchase Common Shares held by a shareholder without consent or other action by the shareholder or other person if the Company determines that:
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the shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the shareholder or with the consent of the Company;

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ownership of shares by a shareholder or other person is likely to cause the Company to be in violation of, require registration of any shares under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

−
continued ownership of shares by a shareholder may be harmful or injurious to the business or reputation of the Company, the Advisor or any of their affiliates, or may subject the Company or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

−	any of the representations and warranties made by a shareholder or other person in connection with the acquisition of shares was not true when made or has ceased to be true; or
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with respect to a shareholder subject to Special Laws or Regulations, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any shares.

In the event that the Advisor or any of its affiliates holds Common Shares in the capacity of a shareholder, the shares may be tendered for repurchase in connection with any repurchase offer made by the Company. Shareholders who require minimum annual distributions from a retirement account through which they hold Common Shares should consider the Company’s schedule for repurchase offers and submit repurchase requests accordingly.
Item 10.	Recent Sales of Unregistered Securities.
We expect to enter into Subscription Agreements with investors in connection with the Private Offering, pursuant to which we expect to issue and sell our Common Shares under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

Item 11.	Description of Registrant’s Securities to be Registered.
The following description is based on relevant portions of Delaware law and on the Declaration of Trust and Bylaws. This summary is not necessarily complete, and the Company refers investors to Delaware law and the Organizational Documents for a more detailed description of the provisions summarized below.
General
The terms of the Declaration of Trust authorize an unlimited number of Common Shares and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Common Shares, and the Company can offer no assurances that a market for the Common Shares will develop in the future. The Company does not intend for the Common Shares offered under Registration Statement Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder. In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.
Under the terms of the Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Common Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Company’s liquidation, dissolution or winding up, each share of the Common Shares would be entitled to share pro rata in all of the Company’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of its preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in the Company’s Bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees.
Transferability of Common Shares
Prior to any Liquidity Event, shareholders may not Transfer any Common Shares, rights or obligations unless (i) the Company gives its prior written consent and (ii) the Transfer is made in connection with transactions exempt from, or not subject to, the registration requirements of the Securities Act and otherwise in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a shareholder in the Company.
Following Liquidity Event, shareholders may be restricted from selling or transferring their Common Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the Liquidity Event or otherwise.
Preferred Shares
This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Company does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Company will make any required disclosure to shareholders.
Preferred shares could be issued with terms that would adversely affect the shareholders, provided that the Company may not issue any preferred shares that would limit or subordinate the voting rights of holders of Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66-2/3% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Declaration of Trust provides that our trustees will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. The Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, the Company will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Company will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, the Company will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.
The Company will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company,

(iii) such liability or loss was not the result of gross negligence or willful misconduct, in the case that the party seeking indemnification is trustee, officer, employee, controlling person, or agent of the Company, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.
In addition, the Declaration of Trust permits the Company to advance reasonable expenses to an Indemnitee, and the Company will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Company’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.
Delaware Law and Certain Declaration of Trust Provisions
Organization and Duration
We were formed in Delaware on February 10, 2022 and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.
Purpose
Under the Declaration of Trust, the Company is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Delaware Anti-takeover Provisions
The Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. The Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; the Board may, without shareholder action, amend our Declaration of Trust to increase the number of the Common Shares, of any class or series, that the Company will have authority to issue; and our Declaration of Trust provides that, while the Company does not intend to list the Common Shares on any securities exchange, if any class of its shares is listed on a national securities exchange, the Board will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Trustees; Vacancies; Removal
The Declaration of Trust provides that the number of trustees will be set by the Board in accordance with the Company’s Bylaws. The Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of trustees. The Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.
The Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee who is not an interested person, a majority of the remaining trustees who are not interested persons).
The Company has a total of five members of the Board, three of whom are Independent Trustees. The Declaration of Trust provides that a majority of the Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified.
Action by Shareholders
The Company’s Bylaws provide that shareholder action can be taken only at a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and Bylaws, the Company is not required to hold annual shareholder meetings. Special meetings may be called by the trustees and certain of the Company’s officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the Declaration of Trust provides that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Company upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. Any special meeting called by such shareholders is required to be held not less than 15 nor more than 60 days after we are provided notice by such shareholders of the request for a special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.
With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.
The purpose of requiring shareholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Declaration of Trust does not give the Board any power to disapprove shareholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its shareholders.
Amendment of the Declaration of Trust and Bylaws
The Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such shareholders at a meeting of shareholders duly called and at which a quorum is present. In addition, amendments to the Declaration of Trust to make the Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by (a) the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter prior to the occurrence of a listing of any class of the Company’s shares on a national securities exchange and (b) the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter upon and following the occurrence of a listing of any class of the Company’s shares on a national securities exchange.
The Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Company’s Bylaws and to make new Bylaws. The Declaration of Trust provides that the Board may amend the Declaration of Trust without any vote of the shareholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution
An affirmative vote or consent of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Company (or such higher approval threshold as may be provided in the Declaration of Trust) shall be required to approve a merger, conversion, consolidation, or share exchange or sale of exchange of all or substantially all of the assets of the Company, provided that 75% of the Continuing Trustees (as such term is defined by the Declaration of Trust) and a majority of the Board approve of such merger, conversion, consolidation, or share exchange or sale of exchange.
Derivative Actions
No person, other than a trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No shareholder may maintain a derivative action on behalf of the Company unless holders of at least fifty percent (50%) of the outstanding shares join in the bringing of such action.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determine not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a shareholder demand. Nothing disclosed in this sub-section will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws.
Exclusive Delaware Jurisdiction
Each trustee, each officer and each person legally or beneficially owning a share or an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that except for any claims, suits, actions or proceedings arising under the federal securities laws, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the shareholders or the Board, or of officers or the Board to the Company, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably agrees that any claims, suits, actions or proceedings arising under the federal securities laws shall be exclusively brought in the federal district courts of the United States of America, (iii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iv) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Notwithstanding anything to the contrary in this sub-section, the Company may, at its sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Company.
Access to Records
Any shareholder will be permitted access to all of the Company’s records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and business telephone numbers of the Company’s shareholders, along with the number of shares held by each of them, will be maintained as part of its books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10-point font).
A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.
Conflict with the 1940 Act
Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Item 12.	Indemnification of Directors and Officers.
See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”
We have also obtained directors and officers/errors and omissions liability insurance for our trustees and officers.

Item 13.	Financial Statements and Supplementary Data.
Set forth below is an index to our financial statements attached to this Registration Statement.
Page
Index to Financial Statements*	[ ]
Report of Independent Registered Public Accounting Firm*	[ ]
Statement of Assets and Liabilities as of [ ], 2023*	[ ]
Statement of Operations for the period from December [ ], 2023*	[ ]
Statement of Changes in Net Assets for the period from [ ], 2023*	[ ]
Notes to the Financial Statements*	[ ]
*	— to be filed by amendment.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.
Item 15.	Financial Statements and Exhibits.
(a) List separately all financial statements filed
The financial statements included in this Registration Statement are listed in “Item 13. Financial Statements and Supplementary Data.”
(b) Exhibits
Number	Exhibit
3.1*	Form of Amended and Restated Agreement and Declaration of Trust
3.2*	Form of Bylaws
10.1*	Form of Advisory Agreement between the Company and the Advisor
10.2*	Form of Administration Agreement between the Company and the Administrator
10.3*	Form of License Agreement between the Company and Kennedy Lewis
10.4*	Form of Dividend Reinvestment Plan
10.5*	Form of Indemnification Agreement for Trustees and Officers
10.6*	Form of Custodian Agreement
10.7*	Form of Subscription Agreement
10.8*	Form of Expense Support and Conditional Reimbursement Agreement between the Company and the Advisor
*	To be filed by amendment